CONFORMED COPY






                Syndicated Senior Secured Debt Facility Agreement








                              Date: 5 November 1998





                          Saturn Communications Limited

                                    Borrower

                           Kiwi Cable Company Limited

                                    Guarantor


          Each Financial Institution specified as a Bank in Schedule 2

                                      Bank


                       Toronto Dominion Australia Limited

                                      Agent

TABLE OF CONTENTS

Clause                                                                    Page

1.        DEFINITIONS AND INTERPRETATION                                     1

1.1       Definitions                                                        1
1.1       Interpretation                                                    14
1.2       Joint and several liability                                       15
1.3       Guarantor at date of Agreement                                    15
1.4       Voting                                                            15
1.5       Inconsistency                                                     15

2.        THE FACILITY                                                      15

2.1       Facility                                                          15
2.2       Banks' Commitments                                                15
2.3       Several obligations                                               16
2.4       Several interests                                                 16
2.5       Purpose                                                           16
2.6       Termination                                                       16
2.7       Nature of Borrower=s rights and obligations hereunder             16

3.        CONDITIONS PRECEDENT                                              17

3.1       Conditions precedent to the first Utilisation                     17
3.2       Conditions precedent to all Utilisations                          18
3.3       Waiver                                                            18
3.4       Agent not liable                                                  18
3.5       Agent satisfied                                                   19

4.        UTILISATIONS                                                      19

4.1       Notice                                                            19
4.2       Maximum Utilisation Amount                                        19
4.3       Contents of Utilisation Notice                                    19
4.4       Requirements of Utilisation Notice                                20
4.5       Agent Notify Banks                                                20
4.6       Making of Advances                                                20
4.7       Disbursement                                                      20
4.8       Agent's right to vary                                             20

5.        COMMITMENTS                                                       21

5.1       Cancellation of Commitments                                       21
5.2       Voluntary Cancellation                                            21
5.3       Reduction consequent on Repayment or Prepayment                   21
5.4       Limitations                                                       21
6.        REPAYMENT AND PREPAYMENTS                                         21

6.1       Repayment of Advances                                             21

                                                                             (i)

                                                                          Page

6.2       Voluntary Prepayment                                              22
6.3       Agent to notify Banks                                             23
6.4       Mandatory Prepayment                                              23
6.5       Application of Mandatory Prepayment                               24
6.6       Date for Prepayment                                               24
6.7       No Redrawings                                                     24

7.        INTEREST                                                          24

7.1       Interest Periods                                                  24
7.2       Restrictions on Selection                                         24
7.3       Calculation of Interest                                           25
7.4       Payment of Interest                                               25

8.        INTEREST ON OVERDUE AMOUNTS                                       25

8.1       Payment of Interest                                               25
8.2       Accrual of Interest                                               25

9.        BILL RELIQUIFICATION                                              26

9.1       Drawing of Bills                                                  26
9.2       Attorney                                                          26
9.3       Appointment Revoked                                               26
9.4       Indemnity                                                         26
9.5       Notice                                                            26

10.       FEES                                                              27

10.1      Commitment Fee                                                    27
10.2      Underwriting Fee                                                  27
10.3      Agency Fees                                                       27
10.4      Margin                                                            27

11.       PAYMENTS                                                          28

11.1      Payment to Agent                                                  28
11.2      Merger                                                            28
11.3      Conversion of Foreign Currency receipts to Dollars                28
11.4      Costs of Conversion                                               28
11.5      Application                                                       28
11.6      Foreign Currency indemnity                                        29
11.7      Insufficient payment                                              29
11.8      Anticipatory payments                                             29
11.9      Rounding                                                          30

                                                                            (ii)

                                                                          Page

12.       TAXES                                                             30

12.1      No deduction for Taxes and no set-off or counterclaim             30
12.2      Payment net of Taxes                                              30
12.3      Funding                                                           31
12.4      Termination                                                       32

13.       ILLEGALITY                                                        32

14.       INCREASED COST                                                    32

15.       MITIGATION                                                        33

15.1      Mitigation                                                        33
15.2      Replacement of Bank                                               34
15.3      Costs and Expenses                                                34

16.       REPRESENTATIONS AND WARRANTIES                                    34

16.1      General representations and warranties                            34
16.2      Information representations and warranties                        36
16.3      Corporate representations and warranties                          37
16.4      Representations and warranties repeated                           37

17.       UNDERTAKINGS                                                      38

17.1      Duration and Benefit                                              38
17.2      Information                                                       38
17.3      Security Value                                                    40
17.4      Liabilities                                                       42
17.5      Use of Funds                                                      43
17.6      Dividends and Share Capital                                       44
17.7      Intellectual Property Rights                                      44
17.8      Insurances                                                        45
17.9      Licences                                                          47
17.10     Material Contracts                                                48
17.11     Security Property                                                 48
17.12     General undertakings                                              49

18.       FINANCIAL AND OPERATING RATIOS                                    51

18.1      Operating Ratios                                                  51
18.2      Financial Ratios                                                  51
18.3      Compliance Certificate                                            52

                                                                           (iii)

                                                                          Page

19.       DEFAULT AND TERMINATION                                           52

19.1      Events of Default                                                 52
19.2      Agent's rights upon Event of Default                              55

20.       GUARANTEE AND INDEMNITY                                           55

20.1      Guarantee                                                         55
20.2      Indemnity                                                         55
20.3      Performance of Obligations                                        56
20.4      Liability as Guarantor and indemnifier                            56
20.5      Principal obligation                                              56
20.6      Absolute liability                                                56
20.7      Unconditional liability                                           56
20.8      No obligation to gain consent                                     59
20.9      No marshalling                                                    59
20.10     Void or voidable transactions                                     59
20.11     Insolvency                                                        59
20.12     No set-off, counterclaim, etc.                                    60
20.13     Restriction on Guarantor's dealings                               60
20.14     Release of Obligor                                                60
20.15     Conditions precedent                                              60
20.16     Claim on the Guarantors                                           61
20.17     Subrogation                                                       61
20.18     General waiver by Guarantors                                      61
20.19     Judgment                                                          61

21.       ADDITIONAL GUARANTORS AND SECURITY                                61

21.1      Additional Guarantors                                             61
21.2      Security                                                          62
21.3      Additional Security                                               62

22.       RELEASE OF GUARANTORS AND SECURITY                                63

22.1      Guarantors                                                        63
22.2      Assets                                                            63
22.3      Conditions for Release                                            63
22.4      Release of Group Members                                          64

23.       INDEMNITY                                                         64

24.       AGENT                                                             64

24.1      Appointment                                                       64
24.2      Relationships                                                     65
24.3      Communications                                                    65
24.4      Instructions of Majority                                          65

                                                                            (iv)

                                                                          Page

24.5      Amendments                                                        65
24.6      No need for inquiries                                             66
24.7      Delegation                                                        66
24.8      Agent not bound to Enquire                                        66
24.9      Default                                                           66
24.10     Agent as Bank                                                     67
24.11     Agent's dealings                                                  67
24.12     Notices and reports                                               67
24.13     Not responsible                                                   67
24.14     Indemnity                                                         68
24.15     Observe laws                                                      68
24.16     Replacement                                                       68
24.17     No authority                                                      69
24.18     Agent as Trustee                                                  69

25.       HEDGING ARRANGEMENTS                                              69

25.1      Undertakings of Swap Counterparties                               69
25.2      Hedging Agreements                                                70

26.       SET-OFF                                                           70

27.       PRO RATA SHARING                                                  71

28.       EXPENSES AND STAMP DUTIES                                         72

28.1      Expenses                                                          72
28.2      Levies                                                            72

29.       ASSIGNMENTS AND CONFIDENTIALITY                                   73

29.1      Successors and assigns                                            73
29.2      Assignments by the Borrower                                       73
29.3      Banks                                                             73
29.4      Substitution                                                      73
29.5      Bank accession                                                    74
29.6      Increased Costs and Illegality                                    75
29.7      Sub-participations                                                75
29.8      Confidentiality                                                   75

30.       GOVERNING LAW AND JURISDICTION                                    76

30.1      Governing law                                                     76
30.2      Jurisdiction                                                      76

31.       MISCELLANEOUS                                                     76

31.1      Certificate of Agent                                              76
31.2      Notices                                                           76
31.3      Continuing obligation                                             77

                                                                             (v)

                                                                          Page

31.4      Settlement conditional                                            77
31.5      Further assurance                                                 77
31.6      Attorney                                                          77
31.7      Severability of provisions                                        78
31.8      Remedies cumulative                                               78
31.9      Waiver                                                            78
31.10     Consents and approvals                                            78
31.11     Written waiver, consent and approval                              78
31.12     Time of essence                                                   78
31.13     Consultants fees                                                  79
31.14     Moratorium legislation                                            79
31.15     Binding on each signatory                                         79
31.16     Counterparts                                                      79
31.17     Entire Agreement                                                  79

32.       NO REPRESENTATION BY OR RELIANCE ON THE BANK OR AGENT             79

SCHEDULE 1 - BANKS                                                          81

SCHEDULE 2 - RATIOS                                                         82

SCHEDULE 3 - DOCUMENTARY CONDITIONS PRECEDENT                               84

SCHEDULE 4 - FORM OF UTILISATION NOTICE                                     86

SCHEDULE 5 - ACCESSION AGREEMENT                                            87

SCHEDULE 6 - SUBSTITUTION CERTIFICATE                                       89

SCHEDULE 7 - NOTICE FROM UAP                                                93

SCHEDULE 8 - COMPLIANCE CERTIFICATE                                         94

SCHEDULE 9 - FORM OF DIRECTOR'S CERTIFICATE                                 96

SCHEDULE 10 - BANK ACCESSION CERTIFICATE                                   100


                                                                            (vi)

SYD5/638/526914.9
FACILITY AGREEMENT made at Sydney on 5 November 1998

BETWEEN SATURN COMMUNICATIONS LIMITED, NZ Co. No. WN/435672 of 75 The Esplanade, Petone, Wellington, New Zealand (the "Borrower")

AND            KIWI  CABLE  COMPANY  LIMITED,  NZ Co.  No.  WN/647464  of 75 The
               Esplanade,   Petone,   Wellington,  New  Zealand  (the  "Original
               Guarantor")

AND            EACH  FINANCIAL  INSTITUTION  SPECIFIED  AS A BANK in  Schedule 1
               (each a "Bank")

AND TORONTO DOMINION AUSTRALIA LIMITED, ACN 004 858 020 of Level 36, 385 Bourke Street, Melbourne, Victoria as agent for the Banks (in this capacity the "Agent")

RECITALS

At the request of the Borrower the Banks have agreed, subject to the terms of this Agreement, to provide the facility described herein to the Borrower.

THE PARTIES AGREE:

1.        DEFINITIONS AND INTERPRETATION

1.1       Definitions

          In this Agreement:

          "Accession Agreement" means an agreement  substantially in the form of
          Schedule 5 made pursuant to clause 21.1.

          "Accounts" means from time to time:

          (a) the latest audited consolidated annual accounts of the Borrower and each Guarantor;

          (b) the latest unaudited consolidated Quarterly accounts of the Borrower and each Guarantor;

          (c) the latest unaudited consolidated monthly management accounts of the Group; and

          (d) any other audited or unaudited consolidated or unconsolidated accounts (if any) of the Group or any member thereof,

          delivered or required to be delivered to the Agent pursuant to this Agreement, or such of those accounts as the context requires.

          "Additional Guarantor" means any entity which becomes a party hereto as a Guarantor pursuant to an Accession Agreement.

          "Advance" means the principal amount of each borrowing under this Agreement or the principal amount of such borrowing outstanding from time to time, as the context requires.

          "Adverse Title Retention Arrangement" means any title retention arrangement entered into with any person in connection with the acquisition of goods in the course of business on terms that the vendor=s title is or may be retained in respect of any goods which have been paid for in full.

          "Amortisation Schedule" means the schedule of dates and payments calculated by the Agent in accordance with clause 6.1.

          "Annualised EBITDA" on any date means the EBITDA for the previous Quarter multiplied by 4.

          "Approved Issuer Levy" means in relation to any payment of interest (as defined in section 86F of the Stamp and Cheque Duties Act 1971) under or in respect of this Agreement, the levy payable by the Borrower in accordance with section 86J of the Stamp and Cheque Duties Act 1971 to enable the payment of such interest to be made to a New Zealand Non-Resident for tax purposes with a deduction for New Zealand non resident withholding tax (as defined in Section 0B1) of the Income Tax Act 1994 at the rate of zero per cent, pursuant to Section NG2(1) of the Income Tax Act 1994.

          "Authorisation" includes any kind of authorisation, permit, consent, approval, resolution, licence, exemption, permission, recording, filing or registration required by any Government Agency or any law or regulation.

          "Availability Period" means the period from the date of this Agreement to close of business in Wellington on 31 December 2000 or such later date as all the Banks may agree in writing on or after the date hereof.

          "Bank" means each of the following:

          (a)  each bank or other financial institution whose name is set out in
               Schedule 1;

          (b) each bank or other financial institution to which rights and/or obligations under this Agreement are assigned or transferred pursuant to clause 29;

          (c)  each bank which executes a Bank Accession Certificate; and

          (d)  any successor or successors in title to any of the foregoing,

          provided that upon (i) termination in full of all the Commitments of any Bank, and (ii) irrevocable payment in full of all amounts which may be or become payable to such Bank under the Transaction Documents, such Bank shall not be regarded as being a Bank for the purposes of determining whether any provision of any of the Transaction Documents requiring consultation with or the consent or approval of or instructions from the Banks or the Majority Banks has been complied with (together the "Banks").

          "Bank Accession Certificate" means a certificate substantially in the form of Schedule 10 completed and entered into in accordance with clause 29.5.

          "Banking Day" means a day on which trading banks are open for business generally in Sydney, Melbourne and Wellington.

          "Bill" means a bill of exchange within the meaning given to the expression "bill of exchange" in the Bills of Exchange Act 1908 of New Zealand, but does not include a cheque or payment order, and any reference to the drawing, acceptance, indorsement or other dealing of or with a Bill refers to a drawing, acceptance, indorsement or other dealing within the meaning of that Act.

          "Bill Rate" in relation to each Interest Period means the rate (expressed as a percentage per annum) which is the average of the bid rates shown at approximately 11.00 am Wellington time on page "BKBM" on the Reuters Screen (or its successor page) on the first day of that Interest Period for a term approximately equal to the duration of that Interest Period (or if that Interest Period is subject to marginal adjustment, for a term equal to the duration of the Interest Period prior to such adjustment) provided that if such rate is no longer available or, in the opinion of the Agent such rate becomes inappropriate, unfair or incapable of application, the Bill Rate shall mean the rate reasonably determined by the Agent to be the appropriate equivalent rate having regard to prevailing market conditions.

          "Business" means the investment in and provision of voice, video and data services over the Cable Network and includes any related activities.

          "Business Plan" means the financial model prepared by the Borrower dated October 1998 and entitled "Saturn Communications Limited -
          CATV/Telephony Business Plan", or any revised version of such model, agreed by the Agent acting on instructions from the Majority Banks to be the Business Plan for the purposes of the Facility.

          "Cable   Network"   means  the  Borrower's   full-service,   broadband
          communications   network  in  the   greater   metropolitan   areas  of
          Wellington.

          "Commitment" in relation to a Bank means the amount appearing and designated as such against that Bank's name in Schedule 1 or in the Substitution Certificate, Bank Accession Certificate or other document by which it became a party to or acquired rights under this Agreement as reduced or increased by substitution or transfer pursuant to clause 29 and any Substitution Certificates to which such Bank is party, and to the extent not cancelled, reduced or terminated under this Agreement (collectively the "Total Commitments").

          "Compliance Certificate" means a certificate in the form of Schedule 8 signed by two directors of the Borrower or one director and an Officer of the Borrower and, when given at the end of the financial year, will be based on audited Accounts.

          "Dollar" or "$" means the lawful currency for the time being of New Zealand.

          "DSC" means DSC Finance Corporation, a company incorporated in Texas, United States of America.

          "EBITDA" for any period means on a consolidated basis net profit after tax:

          (a)  plus   depreciation,    amortisation    (including    programming
               amortisation), other non-cash charges and income taxes accrued for such period;

          (b)  plus Interest Expense less interest revenue;

          (c) minus (net) extraordinary abnormal and non recurring gains, and gains or losses from the sale of assets to the extent such items are included in operating expenses; and

          (d)  before capitalisation of Operating Expenses.

          For the avoidance of doubt, any amounts paid under the Technical Assistance Agreements shall be treated as an expense.

          "Encumbrance" means any mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, security trust arrangement, contractual right of set-off or any other security agreement or arrangement in favour of any person.

          "Environmental Law" means any law relating to the environment, land or water use, noise, smell, pollution or contamination, toxic or hazardous substances, waste disposal or conservation (including, without limitation), the Resource Management Act 1991, and any consent, audit or notice under any such law.

          "Equivalent Billing Units" for any period means the amount of total Recurring Revenue divided by the greater of:

          (a)  the average Recurring Revenue per residential Subscriber; and
          (b)  $30.00 per calendar month,

          in that period.

          "Event of Default" means any of the events set out or referred to in clause 19 as an Event of Default.

          "Event of Insolvency" means:

          (a) a receiver, manager, trustee, administrator or similar officer is appointed in respect of an Obligor or any asset of an Obligor;

          (b) a liquidator or provisional liquidator is appointed in respect of any Obligor;

          (c) any application (not being an application withdrawn or dismissed within 7 days or an application which the Agent agrees is frivolous or vexatious and will be dismissed) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of:

               (i)    appointing a person referred to in paragraphs (a) or (b);
               (ii)   winding up or dissolving an Obligor; or
               (iii) proposing or implementing a scheme of arrangement in respect of an Obligor;

          (d) a moratorium of any debts of an Obligor or an official assignment or a composition or an arrangement (formal or informal) with an Obligor?s creditors or any similar proceeding or arrangement by which the assets of an Obligor are subjected conditionally or unconditionally to the control of an Obligor's creditors is ordered, declared or agreed to, or is applied for and the application is not withdrawn or dismissed within 7 days;

          (e) an Obligor becomes, or admits in writing that it is, or is declared to be, is deemed under any applicable law to be, insolvent or unable to pay its debts;

          (f) any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other similar process is made, levied or issued against or in relation to any asset of an Obligor in respect of a claim greater than $100,000;

          (g) a statutory manager is appointed under the Corporations (Investigation and Management) Act 1989 in respect of an Obligor, or any associated person (as that term is defined in that Act) or an Obligor is declared at risk pursuant to the provisions of that Act.

          "Excess Cash Flow" for any period means all cash inflows during that period of the Group from whatever source (not including cash proceeds from new equity and Subordinated Debt issues) less all cash outflows during that period of the Group (including changes in working capital, capital expenditure and debt amortisation in accordance with the Amortisation Schedule but excluding any payments made pursuant to clause 6.4 and 17.6), determined on a consolidated basis and based on Quarterly accounts.

          "Excluded Taxes" means any Taxes imposed by any jurisdiction on the overall net income of a Bank but not Taxes:

          (a) which are calculated on or by reference to the gross amount of any payments (without the allowance of any deduction) derived under this Agreement or any Transaction Document or any other document referred to in this Agreement or a Transaction Document by the Bank; or

          (b) which are imposed as a result of the Bank being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to this Agreement or a Transaction Document or any transaction contemplated by this Agreement or a Transaction Document.

          "Facility" means the amortising term loan facility referred to in clause 2.1.

          "Financial Liability" means present or future, actual or contingent indebtedness in respect of financial accommodation, credit or hedging arrangements, finance leases or hire purchase arrangements or any guarantee or other assurance in respect of any such indebtedness.

          "financial year" means a calendar year ending on 31 December.

          "Foreign Currency" means the currency for the time being of any country other than New Zealand.

          "Freehold Mortgage" means the registrable mortgage of the whole of the estate in fee simple described in Certificate of Title No. 53B-414.

          "Government Agency" means any government (or minister thereof), semi-government authority or department and any agency, authority or central bank.

          "Group" means the Borrower, and each Subsidiary of the Borrower.

          "Guarantor" means the Original Guarantor and each Additional Guarantor (together the "Guarantors").

          "Hedging Agreements" means any interest rate or currency hedging agreement entered into between the Borrower and a Bank.

          "Hedging Liabilities" means all present and future liabilities (actual or contingent) payable or owing by the Borrower to the Swap Counterparties or any of them under or in connection with the Hedging Agreements, whether or not matured and whether or not liquidated, together in each case with:

          (a)       any  novation,   deferral  or  extension  of  any  of  those
                    liabilities permitted by the terms of this Agreement;

          (b) any claim for damages or restitution arising out of, by reference to or in connection with any of the Hedging Agreements;

          (c) any claim flowing from any recovery by the Borrower or a receiver or liquidator thereof or any other person of a payment or discharge in respect of any of those liabilities on the grounds of any Insolvency Provision or otherwise; and

          (d) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same as a result of any Insolvency Provision.

          "Homes Serviceable" means homes and businesses which are located sufficiently close to built and activated segments of the Cable Network and which require only a standard installation for the provision of cable and telephony services (in circumstances where it would be economically viable for the Borrower to make such installations).

          "Information Memorandum" means the memorandum to be prepared by the Agent on the basis of information supplied by the Obligors to assist the Agent in obtaining persons to provide financial accommodation pursuant to the Facility and containing information, financial and otherwise, regarding Obligors.

          "Insolvency Provision" means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions) and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

          "Insurable Property" means any part of the Security Property which is of an insurable nature excluding the Cable Network outside of any buildings housing the technical operations facilities of the Borrower.

          "Insurances" means the insurances required to be taken out or maintained by the Borrower and the Guarantors to comply with the provisions of this Agreement.

          "Intended Obligations" means any payment or other act the making or doing of which would have formed part of the Obligations but for a circumstance referred to in clause 20.7(c).

          "Interconnection Agreement" means the agreement so called between Telecom New Zealand Limited and the Borrower dated 20 June 1997.

          "Interest Expense" means all Senior Debt interest and financing costs, whether paid as cash or accrued as a liability on all direct, contingent (including imputed interest on capital equipment lease obligations), and other permitted indebtedness of the Group, determined on a consolidated basis.

          "Interest Period" means each period determined in accordance with clause 7.1.

          "Licence" means each licence, certificate, document, registration, permission, privilege, permit, authority or consent which is issued or held in connection with or which is necessary in connection with the business or premises of an Obligor including, without limitation, any variation or renewal of any of the foregoing.

          "Majority Banks" means at any time:

          (a) whilst no Advance is outstanding, a Bank or Banks the aggregate of whose Commitments at the relevant time represent by value more than 66b% of the Total Commitments at such time; or

          (b) if an Advance is then outstanding, a Bank or Banks the aggregate of whose participation in the Advances outstanding at such time represent by value more than 66 2/3% of the aggregate of all the Advances.

          "Material Adverse Effect" means any effect which is, or is reasonably likely:

          (a)  to be materially adverse to:

              (i)   the   ability  of  an  Obligor  to  perform   its   material
                    obligations under any of the Transaction Documents to which it is a party; or

              (ii) the business, assets, financial condition of the Borrower, a Guarantor or the Group taken as a whole; and/or

          (b) (where the context so admits) to result in any of the Transaction Documents not being legal, valid and binding on, and enforceable in accordance with its terms against, any party (other than a Bank or the Agent) to that Transaction Document and/or (in the case of any of the Securities) not providing to the Agent for itself and on behalf of the Banks, perfected, enforceable security over the assets to be covered by that Security.

          "Material Contract" means

          (a) Pole and Cabling Duct Agreement between the Borrower and Capital Power Limited dated 22 September 1995;

          (b) Pole and Cabling Duct Agreement between the Borrower and Energy Direct Corporation Limited dated 28 July 1995;

          (c)  Pay-Per-View Term Sheet between the Borrower and Warner Bros.;

          (d) Pay-Per-View License Agreement between the Borrower and Universal Studios International B.V. dated 8 April 1997;

          (e) Construction Contract between the Borrower, Australian Power Industries Pty. Limited and Australian Power Industries (NZ) Limited dated 12 June 1998;

          (f) Subscription and Investment Agreement between SaskTel NZ, STHC, UIHNZ, UAP and the Borrower dated 21 July 1997;

          (g) Shareholders Agreement between UIHNZ, SaskTel NZ and the Borrower dated 23 July 1997;

          (h)  each Technical Assistance Agreement;

          (i)  Interconnection Agreement;

          (j) Register Agreement between Telecom New Zealand Limited and the Borrower dated 20 June 1997;

          (k) Agreement for the Provision of Number Portability between Telecom New Zealand Limited and the Borrower dated 27 March 1998;

          (l)  Operations Centre Lease; and

          (m) each other contract entered into by a member of the Group after the date of this Agreement which is of similar importance to the net cash flow or operation of the business of the Group as the contracts listed in paragraphs (a) to (l) of this definition and which the Agent (acting on the instructions of the Majority Banks) designates to be a Material Contract by notice to the Borrower.

          "Maximum Monthly Utilisation" means the maximum amount the Borrower may utilise in any calendar month during the period listed in clause 4.2(b).

          "Maximum Utilisation Amount" means the maximum amount the Borrower may utilise as determined in accordance with clause 4.2.

          "Net Proceeds" means the consideration received by any member or members of the Group in respect of the disposal to a person not in the Group of any member of the Group or of all or any part of the business, undertaking or assets of any member of the Group (including the amount of any intercompany debt repaid to continuing members of the Group as a consequence of such disposal), after deduction of all Taxes applicable on, or to any gain resulting from, the disposal and of all reasonable costs, fees, expenses and the like properly incurred by continuing members of the Group in arranging and effecting that disposal.

          "New Zealand Non-Resident" means any person (as that term is defined in section OB1 of the Income Tax Act 1994) who is not resident (as that term is defined in section OE1 and OE2 of the Income Tax Act
          1994) in New Zealand and/or not engaged in business in New Zealand through a fixed establishment of New Zealand.

          "Nortel" means Nortel New Zealand Limited, a company incorporated in Wellington.

          "Nortel/DSC Debt" means:

          (a) the loan made by Nortel to the Borrower pursuant to a facility agreement dated 29 April 1998; and

          (b) the loan by DSC to the Borrower pursuant to a facility agreement dated 6 March 1998.

          "Nortel/DSC Security" means:

          (a) the fixed charge over equipment granted by the Borrower in favour of Nortel pursuant to an instrument dated 29 April 1998;

          (b) the fixed charge over equipment granted by the Borrower in favour of DSC pursuant to an instrument dated 13 July 1997; and

          (c) any other security granted in favour of Nortel or DSC by the Borrower.

          "Obligations" means all the liabilities of the Borrower or any Guarantor to the Agent and the Banks under or by reason of any Transaction Document and, without limiting the generality of the foregoing, includes any liabilities which:

          (a)    are liquidated or unliquidated;

          (b)    are present, prospective or contingent;

          (c) are in existence before or come into existence upon or after the date of this document;

          (d) relate to the payment of money or the performance or omission of any act;

          (e)    sound in damages only; or

          (f) accrue as a result of an Event of Default, and irrespective of:

              (i) whether the Borrower or any other Obligor is liable or obligated solely, or jointly and severally with another person;
              (ii) the circumstances in which the Banks come to be owed each liability or obligation and in which each liability or obligation came to be secured by this document, including, without limitation any assignment of any liability or obligation or of this document; or
              (iii) the capacity in which the  Borrower,  any other  Obligor and the Banks come to owe or to be owed such liability or obligation.

          "Obligor" means a several reference to the Borrower, each Guarantor, any other member of the Group which has been required to enter into (whether or not it has yet entered into) any Accession Agreement and/or Security and, when used in clause 20, also means any person from whom a Guarantor, but for any provision of this Agreement, would be entitled to seek contribution in respect of money paid or payable by virtue of the guarantee contained herein (together the "Obligors").

          "Officer" means chief executive officer, chief financial officer, company secretary or general legal counsel.

          "Operating Expense" means expenses of the Group incurred in the operation of the business of the Group, determined in accordance with generally accepted accounting principles.

          "Original Securities" means:

          (a) Deed of Fixed and Floating Charge in favour of the Agent over the whole of the assets and undertakings of the Borrower and the Original Guarantor, dated on or around the date of this Agreement;

          (b)  the Freehold Mortgage; and

          (c)  the Share Mortgage.

          "Potential Event of Default" means any event which, with the giving of
          notice,   lapse  of  time,   satisfaction   of  a  condition   or  any
          determination would be likely to constitute an Event of Default.

          "Prescribed Rate" for each Interest Period means the aggregate of the Bill Rate in relation thereto and the Utilisation Margin.

          "Proportion" means the amount of a Bank=s participation in an Advance in the proportion (applied to the requested amount of the Advance) which its Commitment bears to the amount of the Total Commitments.

          "Quarter" means the period commencing on the date of this Agreement and ending on 30 September 1998, each succeeding period of 3 months ending 31 December, 31 March, 30 June and 30 September and the broken period ending on the date when this Agreement terminates which commenced on the day immediately following the last preceding Quarter day.

          "Ratios"  means the financial and operating  ratios listed in Schedule
          2.

          "Recurring Revenue" means all Revenue other than connection and installation fees.

          "Related Company" has the meaning given in section 2(3) of the Companies Act 1993.

          "Repayment Date" means each repayment date specified in clause 6.1.

          "Revenue" means all revenue of the Borrower other than abnormal or extraordinary revenue.

          "SaskTel NZ" means SaskTel Holding (New Zealand) Inc., a Saskatchewan corporation.

          "Securities" means the Original Securities together with any other security held by the Agent as agent of the Banks at any time for the due performance, observance and fulfilment of the Obligations, and "Security" means each or any one of them as the context requires.

          "Security Property" means any property subject to a Security.

          "Senior Debt" means all direct and contingent borrowings (excluding non-financial corporate guarantees) of the Group which are not subordinated.

          "Share Mortgage" means the non recourse Deed of Mortgage in favour of the Agent dated on or around the date of this Agreement granted by UIHNZ and SaskTel NZ in respect of the whole of the share capital in the Borrower and any loans made by UIHNZ or SaskTel NZ to any member of the Group.

          "Shareholder Contribution Deed" means the deed so named dated on or around the date of this Agreement between the Borrower, UIHNZ, SaskTel NZ, UAP and STHC.

          "STHC" means Saskatchewan Telecommunications Holding Corporation, a statutory corporation formed under the laws of Saskatchewan.

          "Specified Rate" means the aggregate of the Prescribed Rate and 2% per annum.

          "Subordinated Debt" means any indebtedness the payment of which is subordinated to the Senior Debt.

          "Subscriber" means a customer connected to the Cable Network whose account is current and who has either:

          (a)  a telephone line rental; or

          (b)  a cable rental,

          and where a customer has both (a) and (b), such customer will be treated as 2 Subscribers.

          "Subsidiary" in relation to any person, means:

          (a)  a subsidiary,  as defined in section 5 of the Companies Act 1993;
               or

          (b) an "in-substance subsidiary", in accordance with any approved financial reporting standard,

          of that person.

          "Substitution Certificate" means a certificate substantially in the form of Schedule 6 completed and entered into in accordance with clause 29.4, and references to "substitutes" shall be construed as references to persons becoming party to this Agreement pursuant to Substitution Certificates.

          "Swap Counterparty" means any Bank who is a party to a Hedging Agreement.

          "Tax" and "Taxes" mean all income tax, stamp duty and other taxes, levies, imposts, deductions, charges and withholdings plus interest thereon and penalties, if any, and charges, fees or other amounts made on or in respect thereof and "Taxation" shall be construed accordingly.

          "Technical Assistance Agreement" means:

          (a) the Technical Assistance Agreement between the Borrower and UAP (as successor in interest to UIHI) dated 8 July 1994 (as amended); or

          (b) the Technical Assistance Agreement between the Borrower and SaskTel NZ dated 23 July 1997,

          together the "Technical Assistance Agreements".

          "Termination Date" means the earlier of:

          (a) 30 September 2006, or such other date as is agreed in writing between the Agent (acting on the instructions of all Banks) and the Borrower; and

          (b) such earlier date on which the Facility is terminated or cancelled in accordance with this Agreement.

          "Total Debt" means the sum of all financial indebtedness of the Borrower (other than subordinated loans approved by the Banks).

          "Total Debt/EBITDA" on any date means the amount of Total Debt divided by the Annualised EBITDA for the last Quarter.

          "Transaction Document" means:

          (a) this Agreement (together with each Accession Agreement, Bank Accession Certificate and Substitution Certificate);

          (b)  each Hedging Agreement;

          (c)  the Shareholder Contribution Deed;

          (d)  the Tripartite Deed;

          (e)  each Security; and

          (f) each other document to which any Obligor (on the one hand) and the Agent or a Bank (on the other hand) are parties at any time that:

               (i) relates to any money that is declared by that document to be part of the Obligations; or

               (ii) is  expressed to be, or is agreed by the said parties to be, a Transaction Document for the purposes hereof; and

          (g) any other document which is, or which is expressed to be, collateral or supplemental to any other document that is then a Transaction Document.

          "Tripartite Deed" means the deed so named dated on or about the date of this Agreement between the Borrower, UIHNZ, SaskTel NZ, UAP, STHC and the Agent.

          "UAP"  means  UIH   Asia/Pacific   Communications   Inc.,  a  Delaware
          corporation.

          "UIHI"  means   United   International   Holdings   Inc.,  a  Delaware
          corporation.

          "UIHNZ" means UIH New Zealand Holdings, Inc., a Colorado corporation.

          "Underwriters" means Toronto Dominion Australia Limited and Paribas.

          "Underwriting Letter" means the letter agreement dated on or about the date of this Agreement between the Borrower and each of the Underwriters in relation to, among other things, the fees payable under clauses 10.2 and 10.3 and the Commitments.

          "Utilisation"   means  a  utilisation  under  this  Agreement  of  the
          Facility.

          "Utilisation Date" means the date on which an Advance is made or, where the context requires, is proposed to be made.

          "Utilisation Margin" means the percentage per annum determined in accordance with clause 10.4.

          "Utilisation Notice" means a notice given under clause 4 in respect of an Advance.

          "Warner   Bros."   means   Warner   Bros.   International   Television
          Distribution, a division of Time Warner Entertainment Company, L.P.

1.1       Interpretation

          In this Agreement unless the context indicates a contrary intention:

          (a) the expression "person" includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

          (b) a reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation and in the case of the Agent includes any substituted or additional agent or trustee;

          (c) a reference to any Transaction Document however described or to any other document includes the Transaction Document or other document as amended, novated, supplemented, varied or replaced from time to time;

          (d) a reference to any legislation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

          (e) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

          (f)  headings   are   for   convenience   only   and  do  not   affect
               interpretation;

          (g) a reference to a clause or schedule is a reference to a clause or schedule of this Agreement;

          (h) where any word or phrase is given a defined meaning any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

          (i) where the day on or by which any sum is payable or any act, matter or thing is to be done is a day other than a Banking Day, that sum will be paid and such act, matter or thing will be done on the immediately preceding Banking Day;

          (j) all accounting terms used have the meaning given to those terms under accounting principles and practices generally accepted in New Zealand from time to time;

          (k) representations, warranties, covenants, undertakings and agreements made or given in favour of the Agent in their capacity as Agent enure for the benefit of and, subject to the Transaction Documents, be capable of enforcement by the Banks and each of them; and

          (l) a reference to a law includes a New Zealand or applicable foreign law, regulation, rule, directive or policy of any government or regulatory authority whether or not having the force of law.

1.2       Joint and several liability

          The obligations of the Guarantors under this Agreement will bind each of them severally and every 2 or more of them jointly and unless the context indicates a contrary intention, the expression "Guarantors" will be deemed to include any person who has guaranteed, or in the future guarantees to the Agent and the Banks the due performance of the whole or any part of Obligations.

1.3       Guarantor at date of Agreement

          The parties acknowledge that there is one Guarantor (being Kiwi Cable Company Limited) at the date of this Agreement.

1.4       Voting

          Any Bank, by written notice to the Agent, may notionally divide any or all of its Commitment and/or participation in the Advances into separate amounts to reflect any sub-participation and may vote or abstain from voting, with respect to any such separate amount, on any matter separately and differently from its vote or abstention with respect to any other such separate amount on such matter.

1.5       Inconsistency

          In the event of any inconsistency between:

          (a) the terms of the Freehold Mortgage (including but not limited to the Memorandum No. 1995/4004); and

          (b) the terms of any Transaction Document (excluding the Freehold Mortgage),

          the terms of the Transaction Documents (excluding the Freehold Mortgage) will prevail over the terms of the Freehold Mortgage and the Freehold Mortgage will be read and construed as amended, varied or supplemented by the Transaction Documents (excluding the Freehold Mortgage) to the extent of any such inconsistency.

2.        THE FACILITY

2.1       Facility

          Subject to the terms of this Agreement and in reliance upon the representations and warranties set out in clause 16, the Banks grant to the Borrower a term loan facility whereby the Banks, when requested by the Borrower pursuant to a Utilisation Notice, during the Availability Period, will make Advances in an aggregate amount which will not exceed the Commitments.

2.2       Banks' Commitments

          Notwithstanding the Maximum Utilisation Amount and Maximum Monthly Utilisation amounts set out in clause 4.2(b), no Bank is obliged to participate in the making of an Advance if to do so would cause the aggregate of its participation in Advances outstanding under this Agreement to exceed its Commitment.

2.3       Several obligations

          The obligations of each Bank under this Agreement and each Transaction Document are several. The failure of a Bank to perform its obligations under this Agreement or a Transaction Document shall not relieve any other Bank, the Agent or an Obligor of any of its respective obligations or responsibilities under this Agreement or the Transaction Documents. The Agent shall not be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank), nor shall any Bank be responsible for the obligations of any other Bank.

2.4       Several interests

          The interests of the Agent and each Bank under this Agreement and each Transaction Document are several. The amounts due to the Agent on its own account, the Agent on its own account and to each Bank under this Agreement or a Transaction Document constitutes a separate and independent debt.

2.5       Purpose

          (a)  The Facility will be used to assist in the funding of:

               (i)   capital expenditure for the building of the Cable Network;
               (ii)  the establishment and operating costs of the Business; and
               (iii) the repayment of the Nortel/DSC Debt.

          (b) The Facility will not be used for any other purpose than that described in clause 2.5(a).

2.6       Termination

          The Facility terminates on the Termination Date.

2.7       Nature of Borrower=s rights and obligations hereunder

          (a) (Borrower as Agent): Each Obligor (other than the Borrower) by its execution of this Agreement or an Accession Agreement irrevocably authorises the Borrower on its behalf to give all notices and instructions under the Transaction Documents, to execute on its behalf any Accession Agreement and to make such agreements capable of being given or made by any Obligor relating to the Transaction Documents notwithstanding that they may affect such Obligor, without further reference to or the consent of such Obligor.

          (b) (Borrower's acts binding): Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Borrower under this Agreement, or in connection with this Agreement, (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly concurred with the same. In the event of any conflict between any notices or other communications of the Borrower and any other Obligor, those of the Borrower shall prevail.

3.        CONDITIONS PRECEDENT

3.1       Conditions precedent to the first Utilisation

          The obligations of each Bank under this Agreement are subject to the conditions precedent that:

          (a) (Transaction Documents): the Agent has received original copies of this Agreement and the Transaction Documents (other than Hedging Agreements), duly executed together with an undertaking by the Borrower (which it hereby gives) that it will pay all applicable levies and stamp duty when, and if, required;

          (b) (Documents): the Agent has received all of the documents listed in Schedule 3 in form and substance satisfactory to it;

          (c) (Fees): all fees referred to in clauses 10.2 and 10.3 and all other fees and expenses owing to the Banks and their legal consultants have been paid or confirmation that the Borrower will pay simultaneously with the first Utilisation those fees and expenses;

          (d) (Shareholder contribution): the Agent has received evidence in the form of a statement from 2 directors or one director and the Chief Financial Officer of the Borrower, that SaskTel NZ and UIHNZ have contributed, in aggregate, not less than $105,000,000 of equity to the Borrower;

          (e) (Subscribers): the Agent has received evidence in the form of a statement from two directors or one director and an Officer of the Borrower, that as at 1 September 1998, the Group has achieved and maintains a minimum of 6,000 Subscribers;

          (f) (Indenture): the Agent has received a notice substantially in the form of Schedule 7 from UAP;

          (g) (Rollout): the Agent has received evidence in the form of a statement from 2 directors or one director and an Officer of the Borrower that as at 1 September 1998 the Cable Network extends to a minimum of 20,000 Homes Serviceable;

          (h) (Hedging policy): the Borrower has a hedging policy in place satisfactory to the Underwriters to cover its interest rate and currency exposures under the Transaction Documents;

          (i) (Nortel/DSC Debt): the Nortel/DSC Debt has been repaid in full or confirmation that the Borrower will repay such debt in full simultaneously with the first Utilisation;

          (j) (Nortel/DSC Security): the Nortel/DSC Security will be discharged simultaneously with the first Utilisation; and

          (k) (Approved Issuer Levy): the Borrower has been granted approved issuer status.

3.2       Conditions precedent to all Utilisations

          The obligations of the Agent and each Bank in respect of each Utilisation are subject to the Agent being satisfied that at the Utilisation Date:

          (a) (Representations and warranties true): the representations and warranties listed in clause 16 (except for clauses 16.2(c), (d), (e) and (f)) are true and correct and will be correct immediately after the making of the Advance;

          (b) (No Event of Default): no Event of Default or Potential Event of Default is subsisting or will result from the making of the Advance;

          (c) (No Material Adverse Effect): no event has occurred which would have a Material Adverse Effect;

          (d) (No Change in Law): no change has occurred in applicable laws or regulations which would have a Material Adverse Effect;

          (e) (Further Guarantees and Security): all Accession Agreements and Securities required by the terms of this Agreement to be entered into on or before such Utilisation Date have been or will on such Utilisation Date be duly executed and delivered to the Agent together with all other documents required to be delivered to the Agent in relation thereto; and

          (f) (Compliance with Ratios): it has received evidence satisfactory to it that:

              (i) up to and including 31 December 1999, the Ratios for the previous month have been met; and

              (ii) from 1 January 2000, the Ratios for the previous Quarter have been met.

3.3       Waiver

          The conditions precedent listed in clauses 3.1 and 3.2 may be waived by the Agent acting on behalf of:

          (a)  all Banks, in relation to clause 3.1; and

          (b)  the Majority Banks, in relation to clause 3.2.

3.4       Agent not liable

          The Agent shall be deemed to be satisfied with the form and substance of a document under clause 3.1(b) if to the Agent the document appears on its face to conform with its description and the Agent shall not be liable for any cost, loss damage or expense suffered or incurred by any person as a result of its being so satisfied.

3.5       Agent satisfied

          The Agent will be deemed to be satisfied that the conditions precedent to Utilisations referred to in clause 3.2 have been met if, prior to each Utilisation Date, the Agent receives from the Borrower a written notice certifying that the relevant conditions precedent have been met and information in support of that certification and the information appears, on its face, to support the certification made.

4.        UTILISATIONS

4.1       Notice

          The Borrower may request a Utilisation under the Facility on a Banking Day by giving written notice of its intention to do so to the Agent.

4.2       Maximum Utilisation Amount

          (a) The Borrower may not issue a Utilisation Notice if the making of the Advance specified therein would exceed the Maximum Utilisation Amount or the Maximum Monthly Utilisation Amount to which the Borrower is entitled in accordance with clauses 4.2(b) below.

          (b) Subject to clause 2.2, the Maximum Utilisation Amount and Maximum Monthly Utilisation during the periods set out below will be as follows:
                                                   Maximum          Maximum
                                                 Utilisation        Monthly
                       Period                     Amounts ($)    Utilisation ($)
               ------------------------------    ------------    ---------------

               Prior to 1 January 1999             40,000,000       40,000,000

               1 January to 31 March 1999          59,000,000        8,000,000

               1 April to 30 June 1999             77,000,000        6,000,000

               1 July to 30 September 1999         98,000,000       10,000,000

               1 October to 31 December 1999      114,000,000        6,000,000

               1 January to 31 March 2000         120,000,000        6,000,000

               1 April to 31 December 2000        125,000,000        5,000,000

4.3       Contents of Utilisation Notice

          Each  Utilisation  Notice  for an  Advance  shall  be in the  form  of
          Schedule 4 and shall specify:

          (a) the amount of the Utilisation (which shall not be less than $1,000,000 and which must be an integral multiple of $500,000);

          (b) the proposed Utilisation Date which must be a Banking Day prior to expiration of the Availability Period;

          (c) the proposed duration of its Interest Period (which must be of either 1, 2, 3 or 6 months duration);

          (d)  the proposed purpose to which the Utilisation will be applied:

          (e)  payment instructions; and

          (f) such other particulars as the Agent may from time to time require.

4.4       Requirements of Utilisation Notice

          Each Utilisation Notice shall:

          (a) be received by the Agent 4 clear Banking Days before the proposed Utilisation Date;

          (b)  be signed by a person duly authorised by the Borrower to do so;

          (c)  be irrevocable; and

          (d) not be given unless the conditions precedent to a Utilisation will be satisfied or waived on or before the proposed Utilisation Date.

4.5       Agent Notify Banks

          Within 1 Banking Day after its receipt of a Utilisation Notice the Agent shall notify each Bank.

4.6       Making of Advances

          Subject to the terms of this Agreement, each Bank shall, on the Utilisation Date, make available to the Agent its Proportion in Dollars for the account of the Borrower. All such amounts shall be made available to the Agent in accordance with clause 11 for disbursement to or to the order of the Borrower in accordance with the provisions of this Agreement.

4.7       Disbursement

          Amounts received by the Agent under clause 4.6 shall be applied by it in accordance with the payment instructions specified in the relevant Utilisation Notice.

4.8       Agent's right to vary

          Without limitation to the rights and powers vested in it under this Agreement, the Agent may vary any of the times at or by which any act, matter or thing is to be done under this clause 4 if it determines that such a variation is necessary or desirable to ensure the effective operation of the Facility. Any such variation shall be binding on all parties to this Agreement.

5.        COMMITMENTS

5.1       Cancellation of Commitments

          Any part of the Commitments not borrowed hereunder before expiry of the Availability Period shall be cancelled automatically at close of business in Wellington on the date of such expiry.

5.2       Voluntary Cancellation

          The Borrower may, on giving not less than 30 days' prior written notice to the Agent (which shall promptly give notice of the same to the Banks), cancel or reduce the Total Commitments in whole or in part specified by the Borrower without incurring any penalty or other cost, provided that such cancellation or reduction may only be effected to the extent of the amount of the Total Commitments undrawn on that date and the applicable Commitments of each Bank must be reduced pro rata. Any such notice by the Borrower shall be irrevocable and shall specify the date upon which the reduction is to become effective and the amount of the reduction. No fee, penalty or other amount is payable in connection with any cancellation hereunder.

5.3       Reduction consequent on Repayment or Prepayment

          (a) The Total Commitments shall be reduced (such reduction being applied pro rata as between all the Commitments) by the amount of any repayment or prepayment of any Advance made pursuant to clauses 6.1, 6.2 and 6.4.

          (b) An individual Bank's Commitment shall be reduced by the amount of any prepayment of that Bank's participation in any Advance made pursuant to any other provision of this Agreement.

5.4       Limitations

          Save as expressly provided, any amount of the Total Commitments cancelled or otherwise extinguished under this Agreement may not be reinstated. Save as expressly provided neither the Total Commitments nor any constituent part thereof may be reduced or cancelled under this Agreement.

6.        REPAYMENT AND PREPAYMENTS

6.1       Repayment of Advances

          (a) (Calculation of repayments): At the end of the Availability Period, the Agent will calculate the repayment instalments for each Repayment Date specified below having regard to the outstanding Advances at that time ("Total Principal Amount"). The amount to be repaid on each Repayment Date will be calculated by multiplying the Total Principal Amount by the percentage set out opposite the relevant date.

                    Repayment Date                          Repayment %
                    --------------                          -----------

          31 December 2001                                      1.0

          31 March 2002                                         2.0

          30 June 2002                                          2.0

          30 September 2002                                     2.0

          31 December 2002                                      2.0

          31 March 2003                                         3.6

          30 June 2003                                          3.6

          30 September 2003                                     3.6

          31 December 2003                                      3.6

          31 March 2004                                         5.0

          30 June 2004                                          5.0

          30 September 2004                                     5.0

          31 December 2004                                      5.0

          31 March 2005                                         7.0

          30 June 2005                                          7.0

          30 September 2005                                     7.0

          31 December 2005                                      7.0

          31 March 2006                                         8.0

          30 June 2006                                         10.3

          30 September 2006                                    10.3

          (b) (Amortisation Schedule): Promptly upon expiry of the Availability Period (or following any prepayment), the Agent will produce an Amortisation Schedule in accordance with paragraph (a) (and taking into account any prepayment where relevant) and will provide such Amortisation Schedule to the Banks and the Borrower promptly thereafter.

          (c)  (Repayment):   The  Borrower  will  repay  the  Advances  on  the
               Repayment Dates in accordance with the Amortisation Schedule until the Advances outstanding are repaid in full.

6.2       Voluntary Prepayment

          (a) The Borrower may prepay an Advance or part thereof on the last day of its current Interest Period on giving not less than 10 Banking Days' prior written notice to the Agent.

          (b) Any notice of prepayment given by the Borrower is irrevocable and the Borrower is thereby bound to prepay in accordance with the notice.

          (c) Interest accrued on any amount prepaid under this Agreement shall be paid at the time of prepayment.

          (d) Any prepayment is permanent, and the Facility will be cancelled to the extent of the prepayment.

          (e) Any prepayment under this clause 6.2 will be applied pro rata against the remaining instalments listed in the Amortisation Schedule. No fee, penalty other amount is payable in connection with any prepayment hereunder.

6.3       Agent to notify Banks

          Promptly after its receipt of a notice of prepayment the Agent shall notify each Bank of the voluntary prepayment, the date on which the voluntary prepayment is to be made and its pro rata share thereof.

6.4       Mandatory Prepayment

          (a) (Excess Cash Flow): After 1 January 2001, the Borrower will apply on a Quarterly basis towards the repayment of the Facility, 50% of the Excess Cash Flow for the preceding Quarter, with the first such Quarter ending on 31 March 2001. The amount to be prepaid will be calculated by the Agent and notified to the Borrower after receipt of the Quarterly Accounts.

          (b) (Disposal): If any member of the Group or any of the assets, business or undertaking of any member of the Group are disposed of, the Borrower, unless the Majority Banks shall otherwise consent in writing, shall apply, or shall procure that there shall be applied, forthwith an amount equal to the Net Proceeds arising from the disposal, in or towards prepayment of the Utilisations in accordance with clause 6.5, provided that the foregoing shall not apply to Net Proceeds arising from:

              (i) a disposal of trading stock in the ordinary course of trading; or
              (ii) a disposal of assets not constituting trading stock which are to be replaced by other assets being acquired for use for like purposes and are so replaced within 3 months of the date of such disposal (save to the extent the Net Proceeds exceed the acquisition cost of those other assets); or
              (iii) any  disposal  the   consideration  for  which,  when  taken
                    together with the consideration for any related disposals or recoveries, does not exceed $500,000 unless or until the aggregate thereof exceeds $5,000,000 in any 12 month period.

          (c) (Insurance proceeds): At any time during the term of the Facility, the Borrower must apply in prepayment of any Advances outstanding at the time all of the proceeds (in excess of replacement costs) of any property or casualty insurance received by it, other than business interruption insurance.

6.5       Application of Mandatory Prepayment

          The amounts  required to be applied in  prepayment  pursuant to clause
          6.4 shall be applied against the remaining instalments listed in the Amortisation Schedule in their inverse order of maturity.

6.6       Date for Prepayment

          If the Borrower becomes obliged to prepay or procure the prepayment of any amount under clause 6.4, the prepayment shall be made on the last day of the next Interest Period to expire.

6.7       No Redrawings

          Amounts repaid and prepaid under any provision of this Agreement may not be reborrowed hereunder.

7.        INTEREST

7.1       Interest Periods

          (a) Not later than 4 Banking Days before the commencement of each Interest Period in respect of an Advance, the Borrower will notify the Agent whether the Interest Period for that Advance is to be of 1, 2, 3 or 6 months= duration (or such other period as the Agent may agree to facilitate compliance with clause 7.2(a)).

          (b) The first Interest Period in relation to an Advance is the period commencing on the Utilisation Date for that Advance.

          (c) If the Borrower fails to select an Interest Period for an Advance in accordance with clause 7.1(a), the Interest Period shall be 3 months.

          (d) The term of each Interest Period is subject to such marginal adjustment as the Agent in its discretion determines so that the first and last days of it are Banking Days and the final Interest Period terminates on the Termination Date.

7.2       Restrictions on Selection

          (a) The Borrower shall, in relation to Advances drawn by it, select the duration of Interest Periods pursuant to clause 7.1 so as to ensure that:

              (i) no more than 5 different Interest Periods are current at any one time;
              (ii) each date for repayment of part of the Facility will also be the last day of an Interest Period in relation to an amount at least equal to the amount due to be paid on such date; and
              (iii) that no Advance shall have an Interest Period expiring after the Termination Date.

          (b) If it appears to the Agent in good faith that the requirements of paragraph (a) above will not be met by either the Borrower's selection of any Interest Period or the operation of clause 7.1(c), the Agent, on behalf of and after consultation with the Borrower, shall select a different duration for such Interest Period.

7.3       Calculation of Interest

          (a) Interest on each Advance accrues daily and is to be computed on a daily basis on a year of 365 days. Interest is to be calculated from and including the first day of an Interest Period but excluding the last day of the Interest Period.

          (b) The rate of interest for each Advance for each Interest Period is the Prescribed Rate in relation thereto.

          (c) The Agent's certificate as to the Prescribed Rate and the Specified Rate at any time will be conclusive and binding on the Borrower and the Guarantors in the absence of manifest error on the face of the certificate.

7.4       Payment of Interest

          (a) The Borrower will pay to the Agent for the account of the Banks the accrued interest in relation to that Advance at the end of each Interest Period.

          (b) The Agent will promptly distribute the interest received by it from the Borrower among the Banks in accordance with their Proportions with respect to that Advance.

8.        INTEREST ON OVERDUE AMOUNTS

8.1       Payment of Interest

          (a) The Borrower and the Guarantors will pay to the Agent for the account of the Banks interest on all amounts due and payable by them under or in respect of this Agreement or the Securities and unpaid, including any interest payable under this clause.

          (b) The Agent will distribute the interest received by it from the Borrower among the Banks in accordance with their Proportions with respect to that Advance.

8.2       Accrual of Interest

          Interest will accrue on all amounts due and payable from day to day from the due date up to the date of actual payment, before and (as a separate and independent obligation but without duplication) after judgment, at the Specified Rate for successive 3 month periods (as if the same were 3 month Interest Periods) commencing on the date of default and, if not paid when due, shall itself bear interest in accordance with this clause.

9.        BILL RELIQUIFICATION

9.1       Drawing of Bills

          The Borrower agrees (at the relevant Bank=s cost) to draw Bills in connection with any Advance made to it in the manner required by any Bank whenever requested by a Bank to do so except that:

          (a) the discounted value of those Bills when added to the aggregate discounted value of all other Bills drawn under this clause for the relevant Bank and which are outstanding at any time may not exceed that Bank's participation in all Advances which are outstanding;

          (b) the obligations of the Borrower as drawer or otherwise under those Bills are non-recourse; and

          (c) Bills are not to be drawn if to do so would cause the Approved Issuer Levy registration of the Borrower (as an approved issuer) or the Advances or Bills (as registered securities) to be cancelled.

9.2       Attorney

          The Borrower irrevocably appoints each Bank (severally) as its attorney to draw Bills in its name or on its behalf under clause 9.1 and agrees to ratify all action taken by any Bank as its attorney under this clause.

9.3       Appointment Revoked

          The requirement to draw Bills under clause 9.1 and the appointment under clause 9.2 will cease and be revoked without necessity for notice when all Advances are repaid. Nothing in clause 9.1 or 9.2 requires the Borrower or authorises any Bank as attorney to draw a Bill which matures after the Termination Date.

9.4       Indemnity

          Each Bank (severally) indemnifies the Borrower against loss, cost, expense or liability on any Bill drawn by the Borrower at the request of that Bank under clause 9.1 or drawn by that Bank under clause 9.2. Each Bank agrees to pay the costs of preparation of and all stamp duty on each Bill drawn at its request under this clause 9. Each indemnity in this clause 9.4 is a continuing obligation of each Bank (severally) and survives the termination of this Agreement or the repayment of any Bill drawn under this clause 9.

9.5       Notice

          On request from the Borrower through the Agent (not more often than once each Quarter) the Banks will notify the Borrower through the Agent of the total face value of Bills outstanding at that time under this clause.

10.       FEES

10.1      Commitment Fee

          (a) The Borrower will pay in Dollars to the Agent for distribution among the Banks pro rata to their respective Commitments, a commitment fee ("Commitment Fee") of 1% per annum on the daily undrawn balance of the Commitments, during the period from and including the date of this Agreement until the expiry of the Availability Period.

          (b) The accrued Commitment Fee shall be payable quarterly in arrears from the date of this Agreement and also on any date on which the Total Commitments shall be terminated.

          (c) The Commitment Fee shall accrue from day to day and be calculated on the basis of a year of 365 days and for the actual number of days elapsed.

10.2      Underwriting Fee

          The Borrower must pay to the Underwriters an underwriting fee as and when specified in the Underwriting Letter.

10.3      Agency Fees

          The Borrower must pay to the Agent an agency fee as and when specified in the Underwriting Letter.

10.4      Margin

          (a) From the date of this Agreement until and including 31 January 1999, the Utilisation Margin will be 3% per annum. From and including 1 February 1999 until the Borrower achieves a Total Debt/EBITDA for the most recent financial Quarter of 6.5 or less, the Utilisation Margin will be 2.75% per annum and thereafter it shall be determined in accordance with the following provisions of this clause.

          (b) Subject to paragraph (d) below, the Utilisation Margin will be set in accordance with the Total Debt/EBITDA for the most recent financial Quarter as follows:

               Total Debt/EBITDA            Utilisation Margin

               6.50 - 6.00                       2.50% pa
               5.99 - 5.00                       2.25% pa
               4.99 - 4.00                       2.00% pa
               Less than 4.00                    1.75% pa

          (c) The Total Debt/EBITDA will be calculated quarterly by the Agent upon receipt of the relevant Accounts showing the results of the latest financial Quarter. If the Total Debt/EBITDA for the last Quarter results in a change of Utilisation Margin the Agent will notify the Borrower and the Banks and the change will take effect from the date of delivery of the relevant Accounts to the Agent.

11.       PAYMENTS

11.1      Payment to Agent

          All payments to be made by any Obligor under any Transaction Document, or by any Bank under this Agreement (unless expressly provided otherwise in writing), are to be made to the Agent in Dollars in immediately available funds not later than 11.00 am Wellington time on the due date to such accounts as the Agent may from time to time designate.

11.2      Merger

          If the liability of any Obligor to pay any money the payment or repayment of which forms part of the Obligations becomes merged in any judgment or order, as an independent obligation the Obligor will pay to the Agent on behalf of the Banks interest at the rate which is the higher of that payable under this Agreement and that fixed by or payable under such judgment or order.

11.3      Conversion of Foreign Currency receipts to Dollars

          (a) Notwithstanding the Obligor's obligation under clause to make all payments in Dollars, if any payment is tendered to the Agent or a Bank under any Transaction Document in a Foreign Currency, the Agent or Bank, as the case may be, at its absolute discretion may accept payment in the Foreign Currency as tendered.

          (b) If any payment in a Foreign Currency is tendered to and accepted by the Agent or Bank, or if any funds are recovered by the Agent or Bank under any Transaction Document in a Foreign Currency, the Agent or Bank as the case may be at its absolute discretion may actually or notionally convert such payment or funds to Dollars at such time or times as it sees fit and at such rate or rates as it is, or considers it would be, able to obtain in the market at the time of such conversion. The amount of Dollars actually or notionally received after such conversion will be applied in reduction of the Obligations.

11.4      Costs of Conversion

          The Borrower will pay to the Agent or a Bank all commissions and expenses involved in actually or notionally converting any payment or receipt in a Foreign Currency into Dollars.

11.5      Application

          Each payment received by the Agent for the account of another person pursuant to clause 4.6 or 11.1 shall:

          (a) in the case of a payment received for the account of the Borrower, be made available by the Agent to the Borrower by application, on the date of receipt:

               (i) first, in or towards payment of any amounts then due and payable (and unpaid) by the Borrower under this Agreement; and
               (ii) second,  in payment to such  account as the  Borrower  shall have properly designated for the purpose in the relevant Utilisation Notice or otherwise in writing; and

          (b) in the case of any other payment, be made available by the Agent to the person for whose account the payment was received on the date of receipt to such account of the person as that person shall have previously notified to the Agent for the purposes of this Agreement.

          The Agent shall promptly distribute payments received for the account of the Banks among the Banks pro rata to their respective entitlements provided that the Agent may deduct therefrom any amount due to it pursuant to clause 11.8, 24.14 or 27.

11.6      Foreign Currency indemnity

          If Foreign Currency is received by the Agent or a Bank as a result of a court or tribunal order or as a result of a distribution under an Insolvency Provision, then as a separate, additional and continuing liability (notwithstanding such order or distribution) the Borrower will pay to the Agent or Bank any deficiency in the amount of Dollars actually received by the Agent or Bank resulting from any variation between:

          (a) the rate of exchange at which the amount of Foreign Currency was calculated for the purposes of the court or tribunal order or the distribution; and

          (b) the rate of exchange at which the Agent or Bank is able to purchase Dollars with the amount of Foreign Currency actually received by the Agent or Bank.

11.7      Insufficient payment

          If an amount required to be paid to the Agent under this Agreement is not paid in full when due, the Agent may apportion such amount between principal, interest, commission, fees, charges and other amounts payable under this Agreement in such manner as it may determine and any such determination shall be binding on each party hereto.

11.8      Anticipatory payments

          The Agent will not be obliged to make a payment to a Bank or a Borrower out of any sum which it is expecting to receive for the account of the Bank or the Borrower until it has been able to establish that it has received the sum. The Agent may elect to make such payment, whereupon to the extent such payment is made but the Agent does not receive the sum when due in whole or in part:

          (a) each person to which such payment was made shall, on request by the Agent, immediately refund it to the Agent;

          (b) if the person who has failed to pay the sum when due is an Obligor, interest payable by the Obligor on the amount of the sum not paid when due and not refunded under clause 11.8(a) shall, notwithstanding any other provision of this Agreement, belong to the Agent absolutely; and

          (c) if the person who has failed to pay the sum is a Bank, the Bank will pay interest on the amount of the sum not paid when due and not refunded under clause 11.8(a) at a rate determined by the Agent to be equal to its cost of funds.

          The provisions of this clause are without prejudice to any rights which any person may have against the party who fails to pay any sum.

11.9      Rounding

          In making any payment under this Agreement, the Agent may round amounts to the nearest dollar.

12.       TAXES

12.1      No deduction for Taxes and no set-off or counterclaim

          All payments by the Obligors under any Transaction Document, whether of principal, interest or other amounts due thereunder, shall be:

          (a)  free of any set-off or counterclaim; and

          (b) without deduction or withholding for any present or future Taxes unless the Obligor is compelled by law to deduct or withhold the same.

12.2      Payment net of Taxes

          If:

          (a) an Obligor is legally compelled to make any deduction or withholding on account of Taxes (other than Excluded Taxes);

          (b)  the  Agent  is  legally   compelled  to  make  any  deduction  or
               withholding on account of Taxes (other than Excluded Taxes) from any payment to a Bank;

          (c) a Bank does not receive a payment to which it is entitled under this Agreement or a Transaction Document free and clear of Taxes (other than Excluded Taxes);

          (d) a Bank or the Agent is obliged to pay any Taxes in respect of a payment made or to be made by an Obligor under this Agreement or a Transaction Document (other than Excluded Taxes); or

          (e)  a  Bank  is  obliged,  in  respect  of  financial   accommodation
               ("Funding") raised or proposed to be raised by the Bank to permit or facilitate its participation in an Advance:

               (i) to make any additional payments as a result of any deduction or withholding from any payment or repayment which the Bank is obliged to make in respect of the Funding (other than in respect of Excluded Taxes); or
               (ii) to pay any Taxes (other than Excluded  Taxes) as a result of or in connection with the Funding or any payment or repayment to be made by it in connection with the Funding,

          then:

          (f) where clause 12.2(a), (b), (c) or (d) apply, the Obligor shall on demand by the Agent pay to the Agent such additional amounts, by way of additional interest, as may be necessary to ensure that the Agent or Bank affected receives when due a net amount (after payment of any Taxes, other than Excluded Taxes) equal to the full amount which it would have been entitled to receive and retain had the deduction or withholding not been made or had the payment been free and clear of Taxes or had the Agent or Bank not been obliged to pay any Taxes in respect of the payment; and

          (g) where clause 12.2(e) applies in relation to a Bank, the relevant Obligor shall on demand by the Agent pay to the Agent on account of the Bank an amount equal to the amount required to be paid, or paid, in respect of or as a result of any deduction or withholding or payment of Taxes to which the paragraph applies; and

          (h) in addition to clause 12.2(f), where any Obligor is legally compelled to make any deduction or withholding on account of Taxes the relevant Obligor, shall:

               (i)  pay to the appropriate  governmental authority or department any amount deducted or withheld in respect of Taxes; and
               (ii) within  20  Banking  Days  after  making  the  deduction  or withholding provide to the Agent evidence satisfactory to it of that payment having been made.

12.3      Funding

          (a) The Banks will use their reasonable efforts to raise all Funding free and clear of Taxes (other than Taxes which may be reduced or eliminated by the Borrower obtaining approved issuer status). If a Bank is entitled to make a claim under clause 12.2, the parties agree to consider in good faith funding arrangements which would mitigate the Obligor's costs under clause 12.2 as and when the need arises (including, but not limited to, the use of a fronting bank in order to avoid making any deduction or withholding or paying any Taxes as referred to in clause 12.2 as and when the need arises).

          (b) If a Bank is obliged to make any deduction or withholding or pay any Taxes as referred to in clause 12.2(e), the Bank will promptly notify the Agent and the Borrower of that obligation and its amount.

12.4      Termination

          If any Obligor fails to comply with the provisions of clause 12.2 in relation to a Bank, the Bank may by notice to the Borrower through the Agent terminate its obligations under this Agreement. Upon such a notice being given, the Borrower will within 5 Banking Days prepay the relevant Bank's participation in all affected Utilisations together with accrued interest thereon and all other money payable under this Agreement to the Bank. Any such prepayment shall be permanent and the Facility shall be cancelled to the extent of the prepayment.

13.       ILLEGALITY

          If any change in applicable law, regulation, treaty or official directive or in the interpretation or administration thereof by any governmental authority charged with the administration thereof makes it unlawful or impossible for a Bank to give effect to its obligations under this Agreement:

          (a) the Bank's obligations under this Agreement will be suspended immediately for the duration of such illegality or impossibility;

          (b) the Bank may by notice to the Borrower through the Agent terminate its obligations under this Agreement;

          (c) if required by or as a result of the applicable event, or if necessary to prevent or remedy a breach of, or to comply with, any applicable law, regulation, treaty or official directive, the Borrower will prepay an amount equal to the Bank's participation in all Utilisations together with all interest and fees accrued thereon and such other amounts as are payable to the Bank under this Agreement in full immediately, or if delay in prepayment does not compound such breach or affect such compliance, at the end of the current Interest Period (or such lesser period if the applicable law, regulation, treaty or official directive requires); and

          (d) the Borrower will indemnify the Bank and notwithstanding termination of its obligations under this Agreement keep it indemnified against any cost, loss, damage or expense suffered, incurred or payable by it as a result of the operation of clause 13(a), (b) and (c) and shall pay to the Agent for the account of the Bank prior to termination of the Bank's obligations under this Agreement such amount as the Bank estimates in good faith to be, then or in the future, payable to it by the Borrower under this indemnity.

14.       INCREASED COST

          (a) If by reason of any change in law or in its interpretation or administration or by reason of compliance with any request from or requirement of any fiscal, monetary or other authority:

              (i) a Bank incurs a cost as a result of its having entered into or performed its obligations under the Facility or as a result of any Advance being outstanding hereunder;
              (ii) there is any increase in the cost to a Bank of funding or maintaining any Utilisation made or to be made hereunder;
              (iii) the amount of principal, interest or other amount payable to a Bank or the effective return to a Bank on the Utilisations under this Agreement or the anticipated rate of return at the date of this Agreement on the Bank's overall capital is reduced; or
              (iv) a Bank becomes liable to make any payment (not being a payment of Tax on its overall net income) on or calculated by reference to the amount of Utilisations made hereunder or Bills outstanding hereunder, then from time to time on notification by the Bank through the Agent the Borrower shall pay to the Agent on account of the Bank amounts sufficient to indemnify the Bank against such cost, increased cost, reduction or liability.

          (b) The notification referred to in paragraph (a) above shall set out in reasonable detail (excluding confidential information) the basis for the notification.

          (c) If a Bank has acted in good faith it is no defence that any such cost, increased cost, reduction or liability could have been avoided.

          (d) A Bank's certificate as to the amount of, and basis for arriving at, any such cost, increased cost, reduction or liability is conclusive and binding on the Borrower and the Guarantors in the absence of manifest error on the face of the certificate.

15.       MITIGATION

15.1      Mitigation

          If circumstances arise in respect of any Bank which would, or upon the giving of notice would, result in the operation of clause 12, 13 or 14 to the detriment of an Obligor:

          (a) such Bank shall use best endeavours to promptly notify the Agent and the Borrower and, upon the request of the Borrower, shall enter into discussions with the Borrower with a view to determining what mitigating action might be taken by such Bank, including discussion of the possibility of a change in its lending office, a change in the method of funding Advances or a transfer of its participation in the Facility and its Commitments to another bank or financial institution; and

          (b) at the request of the Borrower, the Agent will enter into discussions with the Borrower with a view to determining what mitigating action might be taken by the Agent with respect to the administration of this Agreement by the Agent,

          PROVIDED THAT nothing in this clause shall oblige any Bank or the Agent to incur any costs or expenses or to take any action or refrain from taking any action.

15.2      Replacement of Bank

          (a) If such circumstances as are referred to in clause 15.1 shall arise, the Agent, at the request of the Borrower, will consult with the Borrower with a view to identifying and approaching bank(s) and financial institution(s) acceptable to the Borrower who may be willing to become party to this Agreement as Bank(s) in replacement for the relevant Bank(s).

          (b)  If:

               (i) such circumstances as are referred to in clauses 12.2 or 14(a) arise in respect of a Bank (the "Relevant Bank"); and
               (ii) the  Borrower  finds a bank or  financial  institution  (the
                    "Replacement Bank") who is willing to become a party to this Agreement in replacement of the Relevant Bank,

          the Relevant Bank must promptly transfer all of its rights and obligations under the Transaction Documents in accordance with clause 29.

15.3      Costs and Expenses

          Any reasonable costs and expenses incurred by any Bank or the Agent pursuant to this clause shall be paid by the Borrower within 5 Banking Days after receipt of a demand specifying the same.

16.       REPRESENTATIONS AND WARRANTIES

16.1      General representations and warranties

          The Borrower and each Guarantor hereby represents and warrants in respect of itself only to the Agent and each Bank that:

          (a) (Legally binding obligation): each Transaction Document and Material Contract to which it is a party constitutes a valid and legally binding obligation of it in accordance with its terms subject to principles of equity and laws generally affecting creditor's rights;

          (b) (Execution, delivery and performance): the execution, delivery and performance of each Transaction Document to which it is a party does not violate any existing law or regulation or any document or agreement to which it is a party or which is binding upon it or any of its assets;

          (c) (Authorisation): all consents, licences, approvals and authorisations of every government or local government authority required under any legislation (including, without limitation, the Resource Management Act 1991) to be obtained by it in connection with the execution, delivery and performance of each Transaction Document to which it is a party and the business (if any) carried on by it have been obtained and are valid and subsisting;

          (d) (No litigation): no litigation, arbitration, criminal or administrative proceedings are current, pending or, to the knowledge of the Borrower or Guarantor, threatened in which there is a reasonable likelihood of an adverse determination;

          (e) (No Event of Default): no event has occurred which constitutes an Event of Default or a Potential Event of Default;

          (f) (Laws): it has complied with all statutes and regulations relative to it and the businesses (if any) carried on by it the non-compliance with which would have a Material Adverse Effect;

          (g) (Financial Liabilities): save as disclosed to the Agent prior to the date of this Agreement or any date on which this representation and warranty is repeated, it is not in default in the payment of any sum greater than $100,000, or in the performance observance of any obligation in respect of any Financial Liability greater than $500,000, and no event has occurred which with the giving of notice, lapse of time or other condition could constitute such a default in respect of any Financial Liability greater than $500,000;

          (h) (No trusts): it is not the trustee of any trust and does not hold any property subject to or impressed by any trust;

          (i) (Title): it is the sole legal and beneficial owner of the Security Property subject to the Security free and clear of all Encumbrances other than those of the type referred to in clause 17.3(a) and, in the period from the date of this Agreement to the first Utilisation Date, the Nortel/DSC Security;

          (j)  (Intellectual Property Rights):

               (i) it owns or has licensed to it all the intellectual property rights which are material in the context of its business and which are required by it in order for it to carry on its business as it is being conducted and it does not, in carrying on its business and to the best of its knowledge, infringe any intellectual property rights of any third party in any material respect;
               (ii) none of the intellectual  property rights which are material in the context of its business is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those intellectual property rights, by any third party;

          (k) (Tax liabilities): no material claims are being or are reasonably likely to be asserted against it with respect to Taxes. It is not materially overdue in the filing of any Tax returns required to be filed by it and it has paid all Taxes shown to be due on such returns or on any assessments made against it ; and

          (l) (Material Contracts): save as disclosed to the Agent prior to the date of this Agreement or any date on which this representation and warranty is repeated, each of the Material Contracts to which it is a party is in full force and effect and it is not in breach of any material term of any Material Contract to which it is a party nor, is any other party to any Material Contract in breach of any such term.

16.2      Information representations and warranties

          The Borrower and each Guarantor hereby represents and warrants to the Agent and each Bank in respect of itself only that:

          (a) (Information): all information relating to an Obligor provided to the Banks by an Obligor or at their direction in connection with the Facility and each Transaction Document and Material Contract is true in all material respects and is not, by omission or otherwise, misleading in any material respect;

          (b)  (Accounts): the Accounts provided to the Agent:

               (i) have been prepared in accordance with accounting principles and practices generally accepted in New Zealand; and
               (ii) give a true and fair view of the financial  condition of the relevant entity as at the date to which such accounts relate and the results of operations for the accounting period ending on that date and since that date there has been no material adverse change in the financial condition of the Borrower, the Guarantors or the Group as shown in such accounts which would have a Material Adverse Effect;

          (c) (Documents): the documents delivered to the Agent by or on behalf of any Obligor pursuant to clause 3.1(b) and any other provision of the Transaction Documents were genuine and in the case of copy documents, were true, complete and accurate copies, of originals which have not been amended, varied, supplemented or superseded in any way;

          (d) (Information Memorandum): save as disclosed in writing to the Agent all material written factual information contained in the Information Memorandum is true in all material respects at the date (if any) ascribed thereto in the Information Memorandum, all expressions of opinion or intention and all forecasts and projections contained in the Information Memorandum were arrived at after careful consideration and were based on reasonable grounds, and so far as it is aware the Information Memorandum as of its date was not misleading in any material respect and as at its date did not omit to disclose any matter failure to disclose which would result in any information contained in the Information Memorandum being misleading in any material respect in the context of this Agreement;

          (e) (Business Plan): save as disclosed in writing to the Agent all material factual information contained in the Business Plan is true in all material respects at the date (if any) ascribed thereto in the Business Plan or (if none) at the date of the relevant Business Plan, all expressions of opinion or intention and all forecasts and projections contained in the Business Plan were arrived at after careful consideration, were based on reasonable grounds, and the Business Plan as of its date was not misleading in any material respect and as at its date did not omit to disclose any matter failure to disclose which would result in any information contained in the Business Plan being misleading in any material respect in the context of this Agreement; and

          (f) (Recent Events): save as disclosed in writing to the Agent, so for as it is aware, reasonable enquiry having been made, since the date of the material contained in the Information Memorandum and the Business Plan respectively, nothing has occurred of which it is aware and which is not in the public domain which, as at the date of this Agreement, renders any of the material information, expressions of opinion or intention, projections or conclusions referred to in (d) or (e) above and contained in the Information Memorandum or the Business Plan inaccurate or misleading (or in the case of expressions of opinion, conclusions or projections, other than fair and reasonable) in any material respect in the context of the Group and the transaction contemplated by this Agreement.

16.3      Corporate representations and warranties

          The Borrower and each Guarantor hereby represents and warrants to the Agent and each Bank in respect of itself only that:

          (a)  (Due  incorporation):   it  is  duly  incorporated  and  has  the
               corporate power to own its own property and to carry on its own business as is now being conducted;

          (b) (Constitution): the execution, delivery and performance of each Transaction Document to which it is a party does not violate its constitution;

          (c) (Corporate power): it has the power, and has taken all corporate and other action required, to enter into any Transaction Document to which it is a party and to authorise the execution and delivery thereof and the performance of its obligations thereunder; and

          (d) (Filings): it has filed all corporate notices and effected all registrations with the Registrar of Companies or similar office in its jurisdiction of incorporation and in any other jurisdiction as required by law, and all such filings and registrations are current, complete and accurate in all material respects.

16.4      Representations and warranties repeated

          Each representation and warranty contained in clause 16.1, 16.2 (except for paragraphs (c), (d), (e) and (f)) and 16.3 shall be repeated on the date of each Advance and on each date an interest payment is due under the Facility with reference to the facts and circumstances then subsisting, as if made on each such day and each Quarter the Borrower will deliver a Compliance Certificate to the Agent in respect of the same.

17.       UNDERTAKINGS

17.1      Duration and Benefit

          The undertakings in this Agreement are given for the benefit of the Agent and each Bank and shall remain in force from and after the date of this Agreement and so long as any amount is or may be outstanding under this Agreement or any Commitment is in force. The Agent (acting at the direction of the Majority Banks) may waive compliance with any undertaking contained in this clause 17 either for a specific purpose or generally by providing the Borrower with a letter in writing specifying the waiver being granted.


17.2      Information



          (a) (Financial information): The Borrower and each Guarantor will ensure that there is delivered to the Agent:

              (i) as soon as practicable and in any event not later than 120 days after the close of each of its financial years, a copy of the consolidated balance sheet and profit and loss statement for the Group for that financial year certified as correct by an auditor approved by the Agent it being acknowledged that Arthur Anderson is acceptable;
              (ii) as soon as practicable and in any event not later than 90 days after each half of each of its financial years, a copy of the consolidated unaudited balance sheet and profit and loss statement for and the Group for that half-year;
              (iii) as soon as  practicable  and in any event not later  than 10
                    Banking Days after the beginning of each month up to and including June 2000 and thereafter within 30 days of the beginning of each Quarter, a copy of the management accounts of the Group for the preceding month or Quarter (as the case may be) and a statement of the Subscribers (which includes reasonable details of new installations and monthly churn rate) at the end of the preceding month or Quarter (as the case may be) together with a statement setting out in sufficient detail any variance from the Business Plan and an explanation of the reasons for any such variance;
              (iv) as soon as practicable and in any event not later than 90 days after the commencement of its financial year, a copy of the Group=s annual budget and an updated Business Plan; and
              (v) promptly such further information regarding its financial condition and business operations as the Agent from time to time reasonably requires.

          (b) (Compliance with accounting standards): The Borrower and each Guarantor will ensure that the Accounts (except for management accounts of the Group given under clause 17.2(a)(iii)) are prepared in accordance with the relevant constitutional documents, the Companies Act 1993, the Financial Reporting Act 1993, any applicable statute and all accounting principles and practices generally accepted in New Zealand consistently applied, or if not consistently applied, accompanied by details of the inconsistencies, and shall give a true and fair view of its financial condition and the result of its operations as at the date, and for the period ending on the date, to which those Accounts are prepared.

          (c) (Projections): The Borrower shall ensure that there is delivered to the Agent in sufficient copies for each of the Banks not later than the commencement of each financial year, a projected consolidated balance sheet, profit and loss account, cash flow statement and rolling monthly cash forecast of the Group for (or in the case of a balance sheet, as at the end of) the forthcoming annual financial year, together with details of the principal assumptions underlying such projections and a description of the proposed activities of the Group during such period.

          (d)  (Provision  of  further  information):   The  Borrower  and  each
               Guarantor will:

              (i) (Special resolutions): deliver to the Agent before the date of the relevant meeting, a copy of any notice calling an extraordinary general meeting of any Obligor or proposing any special or extraordinary resolution thereof;
              (ii) (Reports to members etc.): deliver to the Agent, upon issue, a copy of all material reports, accounts, notices and circulars issued by any Obligor (in order to comply with any applicable legislative requirement or its constitution) to any of its members;
              (iii) (Certificate of default): as and when required by the Agent, furnish the Agent with a statement made by 2 directors or 1 director and the Chief Financial Officer of the Borrower stating whether or not an Event of Default or a Potential Event of Default has occurred and, if it has, setting out details thereof and the steps (if any) taken or proposed to be taken to remedy or cure the same;
              (iv) (Evidence of compliance): as and when required by the Agent, furnish to the Agent proof to the satisfaction of the Agent that the Obligations of the Borrower and each Guarantor have been and continue to be performed and observed;
              (v) (Business Plan): provide a revised Business Plan to the Agent whenever there is any change to the timing of the payments, budgets or assumptions contained therein;
              (vi) (Authorisations): deliver to the Agent, Quarterly a copy of all material Authorisations issued in relation to a Business in the preceding quarter; and
              (vii) (Government  Agency): a copy of all material  correspondence with Government Agencies.

          (e) (Notification of certain events): The Borrower and each Guarantor will promptly notify the Agent in writing as soon as it becomes aware of the occurrence of:

              (i) (Event of Default): any Event of Default or Potential Event of Default;

              (ii)  (Litigation):  any  litigation,   arbitration,  criminal  or
                    administrative proceedings or labour disputes:

                    A.  commenced by an Obligor; or

                    B.  against an Obligor or any Obligor's property,  assets or revenues that, if decided  adversely  to the  Obligor is
                        reasonably  likely to  incur  a  liability  greater than
                        $500,000, and provide  periodic  reports on  the  status
                        of  the litigation;
              (iii) (Shutdown):  any actual threatened shutdown or suspension of the cable television service or telephone service operated by the Group (including as a result of any shutdown of the Telecom New Zealand Limited network or any inability to interconnect with that network) except shutdown or suspension in the ordinary course of business;
              (iv) (Material Adverse Effect): any event which would reasonably be expected to have a Material Adverse Effect;
              (v) (Authorised persons): any change in the persons authorised by it to sign Bills, notices, certificates or other documents in connection with the Facility, giving specimen signatures of any new person so authorised and giving to the satisfaction of the Agent evidence, where requested by the Agent, of the authority of that person; or
              (vi) (Trustee): if any Obligor becomes or is appointed the trustee of any trust or comes to hold any property subject to or impressed by any trust.

          (f) (Security Property): The Borrower and each Guarantor will maintain and protect all of its Security Property and will not take any action that is reasonably likely to result in the business of the Group not remaining capable of operating in a manner that will enable the Borrower to meet its obligations.

17.3      Security Value

          (a) (Restriction on Encumbrances): No Borrower or Guarantor will create, permit or suffer to exist any Encumbrance over all or any of its assets (including the Security Property) except for:

              (i)   until the first Utilisation Date, the Nortel/DSC Security;
              (ii)  the Securities;
              (iii) liens arising by operation of law in the ordinary  course of day-to-day trading and securing obligations not more than 90 days overdue;
              (iv) a banker's lien or right of set-off or combination arising by operation of law or practice over property or money deposited with a banker in the ordinary course of the Obligor's ordinary business;
              (v) contractual set off rights in respect of the Borrower=s transactional banking facilities and arrangements;
              (vi) arrangements constituted by retention of title (other than an Adverse Title Retention Arrangement) in connection with the acquisition of goods provided the goods are acquired in the ordinary course of the Obligor's business;
              (vii) Encumbrances  arising by operation of law in connection with rights arising in the ordinary and usual course of its business in favour of an unpaid seller, the obligations of the purchaser not being more than 90 days overdue; or
             (viii) Encumbrances created by statute in favour of governmental or semi-governmental authorities or departments securing the payment of rates or Taxes except as created because of the failure to duly pay Taxes; or
             (ix) Encumbrances existing as at the date of this Agreement in favour of parties to the Pole and Cabling Duct Agreements referred to in paragraphs (a) and (b) of the definition of Material Contracts.

          (b) (Transactions similar to security): No Borrower or Guarantor will:

              (i) sell or otherwise dispose of any of its assets on terms whereby such asset is or may be leased to or re-acquired or acquired by any member of the Group; or
              (ii)  sell or otherwise dispose of any of its receivables; or
              (iii) except  for  assets  acquired  in  the  ordinary  course  of business on the normal commercial terms of the vendor, purchase any asset on terms providing for a retention of title by the vendor or on conditional sale terms or on terms having a like substantive effect to any of the foregoing, except where such assets are fixed assets, the aggregate capital value of the item or items acquired or supplied under the same contract (or under a series of related contracts) will be less than $100,000 or such other amount as agreed.

          (c) (Adverse Title Retention Arrangements): The Borrower and each Guarantor will not enter into or allow to exist any Adverse Title Retention Arrangement in respect of any assets delivered to it in the course of its business.

          (d) (Disposals): No Borrower or Guarantor will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, assign, lease or otherwise part with possession of or dispose of:

               (i)  any shares in any member of the Group;
               (ii) all  or  any  other  part  of  its   respective   assets  or
                    undertaking, other than:
                    A. disposals  in  the  ordinary  course of  bsiness  of  the
                       Group;
                    B. disposals of surplus,  obsolete  or redundant  plant  and equipment, not required for the efficient operation of its business, at fair market value;
                    C. the expenditure of cash in payment for assets or services acquired at market value in the course of its business;
                    D. disposals of assets in exchange for other assets,  in the reasonable opinion of the person effecting the disposal, comparable or superior as to type, value or quality;
                    E. disposals of assets to any member of the Group;

                    F. disposals of  assets  for  the purposes of replacement of those assets; or
                    G. disposals of assets with the prior written consent of the
                       Agent.

          (e) (Pari passu ranking): The Borrower and each Guarantor undertakes that its obligations under this Agreement rank and will at all times rank at least pari passu in right and priority of payment and in point of security (save by reason of and to the extent of its security afforded thereto by the Securities or, until the first Utilisation Date, the Nortel/DSC Security) with all its other present and future unsecured and unsubordinated obligations (including, without limitation, obligations arising under hedging arrangements), other than obligations applicable generally to companies incorporated in its jurisdiction of incorporation which have priority by operation of law (including, without prejudice to the generality of the foregoing, in respect of employees' remuneration, Taxes and like obligations).

17.4      Liabilities

          (a) (Restriction on guarantees): No Borrower or Guarantor will, without the prior consent in writing of the Agent, enter into any bond, guarantee or indemnity in respect of any Financial Liabilities in favour of any person other than:

              (i)   pursuant to the Transaction Documents;
              (ii) a guarantee given to a bank to facilitate the operation of bank accounts of members of the Group maintained with such Bank on a net balance basis; or
              (iii) in  respect of any  Financial  Liabilities  permitted  under clause 17.4(c).

          (b) (Further restriction on guarantees): No Borrower or Guarantor will, without the prior consent in writing of the Agent, enter into any bond, guarantee or indemnity in respect of any obligation except Financial Liabilities in favour of any person other than in respect of a member of the Group. For the avoidance of doubt, it is agreed that take or pay or minimum payment obligations incurred by a Borrower or a Guarantor are not bonds, guarantees or indemnities to which this clause 17.4(b) applies.

          (c) (Financial Liabilities): No Borrower or Guarantor will create, incur or be liable for any Financial Liabilities of itself other than:

              (i)   under the Transaction Documents;
              (ii) indebtedness under transactional banking facilities and arrangements;
              (iii) trade or other similar indebtedness incurred in the ordinary course of business;
              (iv) subordinated loans from its shareholders or any person approved by the Agent provided that:
                    A. such loans  are on terms and conditions  approved  by the
                       Agent; and

                    B. the  Agent has  been granted a limited recourse  mortgage over such loans;
              (v) cash backed performance bond facilities up to an aggregate of $1,000,000 or such larger amount agreed to by the Agent acting on directions from the Majority Banks;
              (vi) under finance leases and trade related letters of credit up to an aggregate of $2,500,000, but so that Financial Liabilities under finance leases do not exceed $500,000 at any time; or
              (vii) any Financial Liability approved by the Agent,

               and ensure that no indebtedness referred to in paragraph (iv) above is repaid or repurchased without the prior written consent of the Agent or until the Facility has been repaid and cancelled in full.

          (d) (Options): No Borrower or Guarantor will, without the prior consent of the Agent, enter into or permit to subsist any arrangement whereby any person:

              (i) has the right (whether or not exercisable only on a contingency) to require any member of the Group to purchase or otherwise acquire any property or any interest in property; or
              (ii) has the right (whether or not exercisable only on a contingency) to require any member of the Group to sell or otherwise dispose of any property or interest in property,

               other than in the ordinary course of business.

          (e) (Treasury Transactions): No Borrower or Guarantor will enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option (whether over the counter or exchange traded) or any similar treasury transaction, other than in accordance with clause 17.12(h), spot foreign exchange contracts entered into in the ordinary course of business and transactions entered into for the hedging of actual or projected exposures arising in the ordinary course of ordinary trading activities of the Group or to meet its obligations under this Agreement.

17.5      Use of Funds

          (a) (Repayment of shareholders' loans): No Borrower or Guarantor will repay, and the Borrower and each Guarantor will procure that no amount of shareholders= loans to any Obligor will be repaid prior to the Termination Date without the prior written consent of the Agent except where the shareholder receiving the repayment is the Borrower or a Guarantor or where permitted under clause 17.6;

          (b) (Loans out): No Borrower or Guarantor will make any loan to any person save for:

              (i) loans made by one member of the Group to another member of the Group where the recipient of the loan is the Borrower or a Guarantor;

              (ii) deposits made with banks in the ordinary course of business as part of its transactional banking facilities and arrangements; and
              (iii) the  advance  of  $1,000,000   made  to   Australian   Power
                    Industries (NZ) Limited under clause 4.13 of the Construction Contract referred to in clause (e) of the definition of Material Contracts.

17.6      Dividends and Share Capital

          (a) (Restriction on Dividends): Up to and including 31 December 2001, the Borrower and each Guarantor undertake not to:

              (i) declare, make or pay any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital; or
              (ii) make any payment of interest or any similar payment in respect of any shareholder loans; or
              (iii) pay any fees under any  management  agreements  or technical assistance agreements with any Related Company (other than reimbursement of operating expenses under the Technical Assistance Agreement).

          (b) (Payment of Dividends): From 1 January 2002, if in respect of any Quarter Total Debt/EBITDA is 4.75 or less, the Borrower may make payments of the sort described in paragraph (a) above during the next Quarter or at any time thereafter provided that:

              (i) at the time such payments are to be made no Event of Default or monetary Potential Event of Default has occurred and is subsisting; and
              (ii) the payments by the Borrower in aggregate do not exceed 50% of the Excess Cash Flow for the Quarter in respect of which the payment is permitted.

          (c) (Share Capital): No Borrower or Guarantor will, without the prior written consent of the Agent:

              (i) redeem, repurchase, defease, retire or repay any of its share capital, or resolve to do so; or
              (ii) issue any share capital to any person unless such share capital will form part of the Security Property.

17.7      Intellectual Property Rights

          (a) (Registrations): The Borrower and each Guarantor will make such registrations and pay such fees, registration Taxes and similar amounts as are necessary to keep its registered intellectual property rights which are material to its business in force and to record its interest in the intellectual property rights.

          (b) (Protection of Rights): The Borrower and each Guarantor will take such steps as are necessary and commercially reasonable (including, without limitation, the institution of legal proceedings) to prevent third parties infringing those intellectual property rights referred to in paragraph (a) above and (without prejudice to paragraph (a) above) take such other steps as are reasonably practicable to maintain and preserve its interests in those rights.

          (c) (No Abandonment): No Borrower or Guarantor will permit any registration of any of the intellectual property rights to be abandoned, cancelled or lapsed or to be liable to any claim of abandonment for non-use or otherwise except where such abandonment, cancellation or lapse would not reasonably be expected to have a Material Adverse Effect.

17.8      Insurances

          (a) (Insure): The Borrower and each Guarantor, to the extent that insurance is generally available in commercial markets, will insure all Insurable Property against:

              (i)   loss, theft, damage or destruction; and
              (ii) any liability from time to time of the Borrower, the Guarantors or the Agent in respect of the ownership, use or occupation of the Insurable Property.

          (b)  (Terms): All Insurances will:

              (i)   be taken out with a reputable insurer;
              (ii)  have the name of the Agent noted as an interested party;
              (iii) insure  the  Borrower's,  the  Guarantors'  and the  Agent's respective insurable interests;
              (iv) be for such amounts and cover such risks and contain such terms and conditions as the Agent reasonably requires; and
              (v) not be varied or cancelled without the prior written consent of the Agent except if replaced with substantially equivalent insurance;

          (c) (Full replacement value): All Insurances against loss, theft, damage or destruction of the Insurable Property will be for the full replacement value thereof from time to time unless the Agent otherwise agrees in writing.

          (d) (Policies): All documents relating to the Insurances, including without limiting the generality of the foregoing, a certified copy of each proposal form under which the application for insurance was made, the relevant policies, all renewal certificates, certificates of currency and endorsement slips, are to be delivered by the Borrower and each Guarantor to the Agent immediately upon receipt.

          (e) (Maintenance of Insurance and production of policy): The Borrower and each Guarantor will:

              (i)   maintain all Insurances;
              (ii) duly and punctually pay or cause to be paid all premiums and other money payable under, and perform, observe and fulfil the terms of, all Insurances;

              (iii) produce  to the  Agent  the  policy  of  Insurance  and  the receipts for the payment of each premium and all other money payable in respect of each policy (or other evidence of payment satisfactory to the Agent) at least 14 days before the due date for renewal thereof; and
              (iv) to the extent it is able to do so, ensure that every policy of Insurance:
                    A. contains an agreement by the insurer that,  notwithstand-
                       ing the lapse of any policy (except by reason of expirat-ion in accordance with its terms) or any right of cancel-lation of the insurer or any cancellation by the Borrower or a Guarantor (whether voluntary or in-voluntary), that policy will continue in force for the benefit of the Agent for at least 30 days after written notice of cancellation has been sent by certified mail to the Agent and that no reduction in limits or coverage in that policy in whole or part will be effected; and
                    B. insures  the  Agent's  interest  up to  the limits of the policy regardless of any breach or violation by the Borrower or the Guarantor of any warranties, declara-tions or conditions contained in that policy.

          (f) (Full disclosure): The Borrower and each Guarantor will disclose to the proposed insurer all facts material to the insurer's risk before entering into the Insurances.

          (g) (No liability): The Agent will not incur any liability to the Borrower or a Guarantor arising out of any failure by the Agent to effect or renew any Insurance, nor will the Agent incur any liability arising out of any failure by the insurer for any reason to meet any claim under any Insurance.

          (h) (Option as to payments): If any part of the Insurable Property is lost, stolen, damaged or destroyed, the sum received under any Insurance will be applied:

              (i)   towards  the   replacement   or  repair  of  such  Insurable
                    Property; or
              (ii)  in or towards repayment or reduction of the Obligations,

               and where such loss, theft, damage or destruction of the Insurable Property would have a Material Adverse Effect, the application of such sum will be applied, at the option of the Agent, as specified in (i) or (ii) above.

          (i) (Money paid under Insurances): If any money payable under the Insurances comes into the hands of the Borrower or a Guarantor, it will be paid in accordance with clause 17.8(i) or to the Agent immediately.

          (j) (Not prejudice Insurances): The Borrower and each Guarantor will not cause or permit (to the extent it is within its control to do so) anything to be done which may:

              (i) render any part of the Insurances void, voidable or otherwise unenforceable;
              (ii) hinder or prevent recovery of any money in respect of the Insurances; or
              (iii) cause the premiums and other money payable to any insurer to be increased.

17.9      Licences

          The Borrower and each Guarantor will, and will ensure that each Obligor will:

          (a) (Renew): on or before the time and in the manner prescribed by the relevant statute for each Licence, apply for and procure the renewal of the Licence and pay or cause to be paid the renewal fees and other sums required in respect of the Licence or the renewal of the Licence within the time allowed and in the manner prescribed by the statute unless the non renewal of the Licence would, having regard to all of the circumstances (including the non renewal of other Licences at any prior time) and taking into account the cumulative effect of all such previous events and circumstances, not be reasonably likely to have a Material Adverse Effect;

          (b) (Production of the Licence): upon request, produce to the Agent each Licence and all receipts for payments in relation to each Licence unless already delivered to the Agent under clause 17.11(f);

          (c) (No cancellation): not do, allow or suffer any act, matter or thing as a result of which any Licence is or may be surrendered, forfeited, withdrawn, cancelled, refused or rendered void, or whereby the holder of any Licence is disqualified permanently or temporarily from receiving or continuing to hold a Licence except on surrender and renewals of Licences unless such surrender, forfeiture, withdrawal, cancellation, refusal, rendering void or disqualification would, having regard to all of the circumstances (including but not limited to, the surrender, forfeiture, withdrawal, cancellation, refusal, rendering void or disqualification of other Licences at any prior time) and taking into account the cumulative effect of all such previous events and circumstances, not be reasonably likely to have a Material Adverse Effect;

          (d) (No transfer): not surrender or concur in the transfer of any Licence to any person other than to an Obligor where to do so would have a Material Adverse Effect;

          (e) (Comply with statutes): comply with all statutes and all lawful requirements of every Government Agency in relation to the Licences if failure to comply would reasonably be expected to result in a forfeiture, termination, cancellation, fine, non-renewal or suspension of such Licences; and

          (f) (Notice): promptly notify the Agent if any relevant authority issues any material notice in respect of any Licence or threatens to suspend or cancel any of the Licences or if it becomes aware of any enquiry by any relevant authority which could affect any of the Licences.

17.9      Material Contracts

          (a) (No Changes): The Borrower and each Guarantor will not without the prior written consent of the Agent (acting on instructions of the Majority Banks) which consent will not unreasonably be withheld:

              (i) make (whether formally or by conduct) any material amendment or modification to any of the Material Contracts or waive compliance with any material provision of any of the Material Contracts;
              (ii)  terminate,   repudiate,   rescind  or  revoke  any  Material
                    Contract;
              (iii) except where the  Material  Contract  may be  terminated  by another party to it at any time without cause, in which case this clause 17.10(a)(iii) shall not apply, take or fail to take any action which could result in the termination of any of the Material Contracts; or
              (iv) assign or novate its interest in any of the Material Contracts or consent or permit (where its consent or permission is required) any other party to do the same.

          (b)  (Protection): The Borrower and each Guarantor will:

              (i)   comply with the material terms of the Material Contracts;
              (ii) take all action reasonably available to them to ensure that the Material Contracts remain in full force and effect; and provide the Agent with copies of all material notices served or received under any of the Material Contracts.

 17.11    Security Property

          (a) (Good repair): The Borrower and each Guarantor will maintain and protect the Security Property and keep the same in a good and tenantable state of repair and in good working order and condition, and will on being required so to do by the Agent promptly rectify every material defect in the repair and condition thereof.

          (b) (Outgoings): The Borrower and each Guarantor will duly and punctually pay when due all outgoings including rent and Taxes payable by it in respect of the Security Property.

          (c) (Not to prejudice): The Borrower and each Guarantor will not do or (to the extent it is able) permit any act, omission or thing whereby any part of the Security Property becomes or could be liable to surrender, forfeiture or cancellation or becomes prejudiced in any manner or the value of any Security as a security to the Banks becomes or could be lessened.

          (d) (Permit Inspection): The Borrower and each Guarantor will permit the Agent and any employee, agent or professional adviser of the Agent, to enter any land or buildings owned or occupied by the Borrower or the Guarantor at all reasonable times after reasonable notice, to inspect its condition and to monitor compliance with the Transaction Documents.

          (e) (Protection of Security Property): The Borrower and each Guarantor will at the request of the Agent take or defend all legal proceedings that the Agent considers necessary or desirable for the preservation, protection or recovery of the Security Property.

          (f) (Documents of title and other securities): The Borrower and each Guarantor will lodge with the Agent promptly upon request by the
               Agent:

              (i) all certificates, scrip and other indicia of title or interest in any shares or securities;
              (ii)  all negotiable instruments other than cheques;
              (iii) all certificates of title to land and all original  property leases;
              (iv)  all Licences unless delivered under clause 17.9(b);
              (v) all other documents of title to the Security Property immediately on request of the same from the Agent.

17.12     General undertakings

          (a) (Perform Obligations): The Borrower and each Guarantor will perform, fulfil and observe its Obligations.

           (b) (Maintain Authorisations): The Borrower and each Guarantor will obtain, renew, maintain and comply with all Authorisations and all consents, licences, approvals and authorisation of every local government authority required under any legislation (including, without limitation, the Resource Management Act 1991) necessary in connection with the business (if any) carried on by it, for the validity and enforceability of the Transaction Documents and the performance of its obligations hereunder and thereunder and the effectiveness of each Security as a security with the stated priority and it will promptly provide copies thereof to the Agent when these are obtained or renewed.

           (c) (Change of business): None of the Borrower or any Guarantor will make or threaten to make any change in the nature of its respective business as conducted at the date of this Agreement or take any action which would result in the business not remaining capable of operating.

           (d) (Any action): No Guarantor will take any action that would result in the Borrower not remaining capable of operating in a manner that would enable the Borrower to meet all of its Obligations.

           (e) (Mergers): None of the Borrower or any Guarantor will enter into any merger or consolidation or make any acquisition of any other person or business except in respect of the assets or shares of a member of the Group by the Borrower or a Guarantor.

           (f) (Administration   and  liquidation  orders  etc.):  None  of  the
               Borrower or any Guarantor will make or join in making any application to any court for an administration, liquidation, receivership, dissolution or other similar order to be made in relation to any member of the Group.

          (g) (Arm's-length terms): No Borrower or Guarantor will enter into any transaction with any person otherwise than on (or better than) arm's-length terms and for full market value, and save for intercompany loans permitted pursuant to clause 17.5(b).

          (h) (Hedging): The Borrower will maintain interest and currency hedging arrangements with the Banks and will not enter into any hedging arrangements with a financial institution which is not a Bank so long as the price and other terms of the arrangements offered by the Banks are fair and reasonable having regard to the Facility and the market at the relevant time. The Borrower will establish and maintain interest hedging to the satisfaction of the Banks by 30 June 1999. At no time will the Borrower hedge more than 100% of its actual exposures in any market.

          (i) (Constitutional Documents): No Borrower or Guarantor will, save as required by law, amend or agree to amend its constitutional documents or by-laws of any member of the Group in any way which has a Material Adverse Effect.

          (j) (Related Entity Transactions): No Borrower or Guarantor will knowingly enter into any transaction with any shareholder of the Borrower or any Related Company of any shareholder of the Borrower without the prior written consent of the Agent (such consent not to be unreasonably withheld) unless such transaction is entered into on ordinary commercial terms in the ordinary course of that company's business.

          (k) (Bank Accounts): No Borrower or Guarantor will open or maintain any account with any branch of any bank or other financial institution providing like services (other than an account maintained pursuant to the requirements of the Transaction Documents) unless the opening and maintenance of such account has been approved by the Agent except for accounts for transactional banking facilities and arrangements in the ordinary course of business, including without limitation its transactional banking facilities with Bank of New Zealand Limited in place as at the date of this Agreement and which the Agent hereby approves.

          (l) (Compliance with laws): The Borrower and each Guarantor will comply in all material respects with all applicable laws, rules, regulations, orders and by-laws of any governmental authority or local government, whether domestic or foreign having jurisdiction over it or any of its assets.

          (m)  (Taxes): The Borrower and each Guarantor will pay all Taxes other
               than  those   contested   in  good  faith   (including,   without
               limitation, the Approved Issuer Levy) due and payable by it.

          (n) (Access): Upon notice being given by the Agent, the Borrower and each Guarantor will procure that any one or more representatives of the Agent be allowed (at the Agent's risk and expense) to have access during normal business hours to its assets, books and records and to inspect the same without disruption or interference to the operation of those assets, books and records.


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


          (o)  (Environmental Laws): The Borrower and each Guarantor will:

                    comply with all  Environmental  Laws  affecting its business
              (i) where non-compliance with such laws would have a Material Adverse Effect;
              (ii) inform the Agent of any material breach of any Environmental Law, or any notice or order received by it under any Environmental Law, which would have a Material Adverse Effect; and
              (iii) provide the Agent upon request,  but at the sole cost of the
                    Borrower  or the  Guarantor  (as  the  case  may  be),  with environmental audits and reports in respect of that company's assets, in a form and from an independent consultant reasonably acceptable to the Agent where the Agent, on reasonable grounds, believes that the Borrower or a Guarantor (as the case may be) is in breach of any Environmental Law, the consequences of which are likely to have a Material Adverse Effect.

18.       FINANCIAL AND OPERATING RATIOS

18.1      Operating Ratios

          (a) Borrower and each Guarantor will ensure that:

          (b) Total Debt/Homes Serviceable): as at the end of each month listed in Part 1 of Schedule 2, Total Debt as at that date divided by the number of Homes Serviceable as at that date does not exceed the amount listed in Part 1 of Schedule 2;

          (c) (Subscribers or Equivalent Billing Units): as at the end of each month listed in Part 1 of Schedule 2, either the number of Subscribers as at that date or Equivalent Billing Units as at that date is greater than the relevant amount listed in Part 1 of
               Schedule 2.

18.2      Financial Ratios

          The Borrower and each Guarantor will ensure that:

          (a) (EBITDA): until 30 June 2000 in respect of each 3 month period ending on the date specified in Part 2 of Schedule 2 EBITDA will not be less than the amount listed in Part 2 of Schedule 2;

          (b) (Revenue): until 30 June 2000 in respect of each calender month ending on the date specified in Part 2 of Schedule 2 Revenue will not be less than the amount listed in Part 2 of Schedule 2;

          (c) (Total Debt/Annualised EBITDA): commencing from the 3 month period ending 30 June 2000, in respect of each 3 month period ending on a date specified in Part 3 of Schedule 2, Total Debt as at that date divided by Annualised EBITDA will not exceed the amount listed in Part 3 of Schedule 2 and thereafter will not exceed 3.50;

          (d) (EBITDA/Interest Expense): commencing from the 3 month period ending 31 March 2001, in respect of each 3 month period ending on a date specific in Part 3 of Schedule 2, EBITDA divided by Interest Expense less interest revenue will not be less than the amount listed in Part 3 of Schedule 2 and thereafter will not be less than 5.00.

18.3      Compliance Certificate

          The Borrower will deliver a Compliance Certificate to the Agent within 10 days after:

          (a)  until 30 June 2000, the end of each month; and

          (b)  from 1 July 2000, the end of each Quarter,

          (except for Compliance Certificates given at the end of the financial year which must be given promptly but in any event not later than 120 days from the end of the financial year) and at each Utilisation Date for a new Advance.

19.       DEFAULT AND TERMINATION

19.1      Events of Default

          Each of the following events is an Event of Default, whether or not the cause is beyond the control of the Borrower, the Guarantors or any other person:

          (a) (Failure to pay): the Borrower or a Guarantor does not pay and in the specified manner, any amount payable by it under any Transaction Document (except in the case of a failure in the banking system in which case the Borrower or Guarantor must pay within 2 Banking Days of being notified by the Agent of such system failure);

          (b) (Failure to comply): the Borrower or Guarantor defaults in fully performing, observing and fulfilling any provision of any Transaction Document other than a provision requiring the payment of money as contemplated by clause 19.1(a), provided that in the case of a default capable of remedy, that default has not been remedied within 7 days of the occurrence (or such longer period agreed by the Agent acting on instructions from Majority Banks);

          (c) (Untrue warranty): any representation, warranty or statement made, repeated or deemed to be made or repeated in any Transaction Document or in connection with the Facility or under this Agreement is proved to be untrue in any material respect when made, repeated or deemed to be made, repeated or furnished (as the case may be);

          (d) (Breach of undertaking): any Obligor breaches any written undertaking given at any time to the Banks or the Agent or fails to comply with any condition imposed by the Banks or the Agent in agreeing to any matter (including any waiver);

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


          (e)  (Default under other transactions):

              (i) any Financial Liability greater than $500,000 of any Obligor becomes, or becomes capable of being declared, prematurely due and payable as a result of a default or an event of default howsoever described thereunder;
              (ii) any Financial Liability greater than $500,000 of any Obligor or any sum payable in respect thereof is not paid when due and payable;
              (iii) any  Encumbrance  securing more than $500,000 over any asset of an Obligor becomes capable of being enforced as a result of a default or an event of default howsoever described thereunder;
              (iv) any Obligor defaults in fully performing, observing and fulfilling any of the terms, covenants and conditions of any Encumbrance securing more than $250,000 relating to any of its assets or any Encumbrance relating to any asset of any Obligor otherwise becomes enforceable;
              (v) any Encumbrance securing more than $500,000 which is a floating security over any asset of any Obligor crystallises into, or otherwise becomes, a fixed or specific security; or
              (vi) any Encumbrance securing more than $500,000 relating to a Security Property is varied without the prior written consent of the Agent or comes to secure an aggregate debt or liability (present or future, actual, contingent or prospective and on any account whatsoever) that exceeds the amount previously agreed to by the Agent in writing;

          (f) (Event of Insolvency): any Event of Insolvency occurs in respect of any Obligor;

          (g) (Cessation of business): an Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business or all or a material part of the Obligor=s business is destroyed, confiscated, appropriated or resumed or suffers loss or damage unless insured to the satisfaction of the Agent;

          (h) (Void or voidable): any Transaction Document is or becomes or is claimed by any Obligor to be void, voidable or unenforceable in whole or in part;

          (i) (Illegality): at any time it is unlawful for an Obligor to perform any of its material obligations under any Transaction Document;

          (j) (Failure to comply with laws): any Obligor fails to duly and punctually comply with all statutes, regulations and other laws binding on it where such failure has a Material Adverse Effect;

          (k) (Change in ownership): without the prior written consent of the Agent, acting on instructions from Majority Banks, a Change in Ownership occurs. For the purpose of this sub-clause "Change in Ownership" means:

              (i) the combined indirect shareholdings in the Borrower of UIHI and STHC is less than 51%; and/or

              (ii) the indirect shareholding in the Borrower of either UIHI or STHC falls below 51% of its respective shareholding at the date of this Agreement.

          (l) (Hedging): the Borrower hedges more than 100% of its physical exposures;

          (m) (Reduction in capital): without the prior written consent of the Agent (acting on instructions from Majority Banks), an Obligor takes action to reduce its share capital (other than by the redemption of redeemable preference shares);

          (n) (Reserve liability): without the prior written consent of the Agent, a resolution is passed by the board of the Obligor for the amalgamation of that Obligor with another company;

          (o) (Material Contracts): without the prior written consent of the Agent (acting on instructions from Majority Banks) an event of default howsoever described occurs and is continuing under any Material Contract or any Obligor fails to comply with any material term of a Material Contract or any Material Contract is prematurely terminated and (other than in the case of the Interconnection Agreement) is not replaced with another contract or set of arrangements reasonably acceptable to the Agent within 30 days or it becomes unlawful for any party to a Material Contract to perform its obligations and which event of default or failure to comply or termination without acceptable replacement or illegality remains unremedied 7 days after the Agent has requested the Borrower to procure that it be remedied;

          (p)  (Loss of consents):

              (i) any Authorisation, approval, consent, licence (other than the Licences), exemption, filing or registration or other requirement necessary:
                    A. to enable any Obligor to comply with any of its  material obligations under any of the Transaction Documents or any of the Material Contracts; or
                    B. for the conduct of its  business, is  revoked  or refused or does not remain in full force and effect in accordance with its terms once granted, or is not renewed prior to its expiry or is adversely modified and that event has a Material Adverse Effect;
              (ii) the authority of any Obligor in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority or the ability of the Group to conduct its business or to determine the amount it will charge for its services is limited, restricted or constrained by any Government Authority taking any action or such Government Authority announces its intention to take such action in relation to any member of the Group or any of its assets to an extent greater than existing at the date of this Agreement and such action has a Material Adverse Effect;


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


          (q) (Licences): a breach of any of the Licences occurs and such breach is not remedied within 30 days or such other period as may be specified in any notice of breach issued by the relevant authority and the breach has a Material Adverse Effect; and

          (r) (Material change): any event or series of events whether related or not occurs which has a Material Adverse Effect.

19.2      Agent's rights upon Event of Default

          If any Event of Default occurs, at any time thereafter while such event continues, the Agent may at its option if so authorised by the Majority Banks and shall upon the direction of the Majority Banks by written notice to the Borrower:

          (a)  declare that an Event of Default has occurred; and/or

          (b) declare that the Total Commitments and any other obligations of the Banks or the Agent to the Obligors under the Transaction Documents shall be cancelled forthwith, whereupon the same shall be so cancelled and all fees payable in relation to the Total Commitments shall become immediately due and payable; and/or

          (c) declare that the Advances to the Borrower, together with all interest accrued on those Advances and all other amounts which form part of the Obligations (as specified in such notice) shall thenceforth be repayable on demand being made by the Agent (and in the event of any such demand those Advances, such interest and such other amounts shall be immediately due and payable); and/or

          (d) declare the Advances to the Borrower immediately due and payable, whereupon they shall become immediately due and payable together with all interest accrued on those Advances and all other amounts which form part of the Obligations.

20.       GUARANTEE AND INDEMNITY

20.1      Guarantee

          Each Guarantor hereby irrevocably and unconditionally guarantees to the Agent and each Bank (or any of them) the due and punctual performance in full of the Obligations.

20.2      Indemnity

          Each Guarantor as a separate, additional and primary liability hereby irrevocably and unconditionally agrees to indemnify the Agent and each Bank and at all times hereafter to keep the Agent and each Bank indemnified against any failure by the Borrower to duly and punctually perform its Obligations and Intended Obligations.


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


20.3      Performance of Obligations

          If the Borrower or a Guarantor or any other person bound to perform or pay after the expiration of any applicable grace period any Obligation or Intended Obligation fails to do so in full on the due date therefor, each Guarantor shall immediately on demand by either of the Agent or a Bank perform or pay that Obligation or Intended Obligation.

20.4      Liability as Guarantor and indemnifier

          Any reference herein to the obligations or liabilities of a Guarantor shall be construed as a reference to its obligations or liabilities whether as a Guarantor or indemnifier hereunder and the use of the expression "Guarantor" herein in relation to a party shall not be construed as diminishing that party's obligations hereunder as an indemnifier. The provisions of this clause 20 preserving the liability of a party hereto as a Guarantor apply mutatis mutandis to any liability that arises whether in regard to that party's guarantee or indemnity hereunder.

20.5      Principal obligation

          Each obligation of each Guarantor hereunder constitutes a principal, and not a secondary or ancillary obligation, to the intent that, without limiting in any way the operation of any of the other provisions of this clause 20, any limitation on the liability of a Guarantor which would otherwise arise by reason of its status as a Guarantor, co-Guarantor, indemnifier or co-indemnifier is hereby negatived.

20.6      Absolute liability

          The liability of each Guarantor hereunder is absolute and is not subject to the execution of the Transaction Documents (other than this Agreement) or of any other document by any person or to the performance of any condition precedent or subsequent, including, without limiting the generality of the foregoing, as between any Obligor and the Agent, the Banks or any of them or amongst any 2 or more Obligors but is subject to non-payment or the non-performance of an Obligation or Intended Obligation by the principal Obligor.

20.7      Unconditional liability

          The liability of each Guarantor hereunder shall not be affected by any act, omission, matter or thing that would otherwise operate in law or in equity to reduce or release a Guarantor from its liability including, without limiting the generality of the foregoing, any of the following:

          (a)  (Event of Default): the occurrence of any Event of Default;

          (b) (Distributions): the receipt by the Agent or any Bank of any payment, dividend or distribution under any Insolvency Provision in relation to the Borrower or any Guarantor;

          (c) (Invalidity etc.): any Transaction Document or any payment or other act the making or doing of which would otherwise have formed part of the Obligations, or any transaction or document which would otherwise have given rise to such a payment or other act being or becoming or being conceded to be illegal, invalid, void, voidable, unenforceable or irrecoverable in whole or in part for any reason whether past, present or future, including, without limiting the generality of the foregoing:

              (i)   any statute, other law or principle of equity;
              (ii)  any act or omission by any person;
              (iii) any  legal  limitation,  disability  or  incapacity  of  the
                    Borrower or any Guarantor;
              (iv) any improper exercise of a power or authority in relation to the Borrower or any Guarantor;
              (v) any right of the Agent or a Bank to enforce or recover such document, payment or other act or to exercise any remedy or right it has for the enforcement or recovery of such document, payment or other act being suspended or postponed by order of any court or otherwise; or
              (vi)  any Insolvency Provision;

          (d) (New guarantors): the Agent, Banks or any of them accepting from any person any guarantee, indemnity or contract of suretyship for the performance of the whole or any part of the Obligations;

          (e) (Time or indulgence): the Agent, Banks or any of them agreeing with the Borrower or any Guarantor to grant time, waiver or other indulgence or concession to, or to make any composition or compromise with the Borrower or any Guarantor;

          (f) (Forbearance): the Agent, Banks or any of them forbearing or neglecting to exercise any remedy or right they have or it has for the enforcement of any Transaction Document or any other obligation or liability forming part of the Obligations;

          (g) (Laches etc.): any laches, acquiescence or other act, neglect, default, omission or mistake by the Agent, Banks or any of them;

          (h) (Repudiation): the determination, rescission, repudiation or termination, or the acceptance of any of the foregoing, by the Agent, Banks, the Borrower or any Guarantor or any of them of any Transaction Document or any other obligation or liability forming part of the Obligations;

          (i) (Variation): any variation (whether by way of insertion, deletion, modification, novation or otherwise) to any Transaction Document or any other obligation or liability forming part of the Obligations, whether or not such variation is substantial or material or imposes an additional liability upon or is onerous on the Borrower or any Guarantor, including without limiting the generality of the foregoing, any increase in the limit or extension of the term for, or the imposition of any condition or variation in the rate of interest in respect of advances or financial accommodation to the Borrower;

          (j) (Release): the full, partial or conditional release or discharge (whether before or after any demand has been made on the

               Guarantor hereunder) by the Agent, Banks or any of them or by operation of law, of the Borrower or any Guarantor or any other person from any Transaction Document or any other obligation or liability forming part of the Obligations (but without affecting the validity of any release and discharge of a Guarantor in accordance with this Agreement);

          (k) (Security Property): the release of any property from any Security or the substitution of any property in place of any other property now or hereafter the subject of a Security;

          (l) (Securities): the Agent, Banks or any of them wasting, destroying, abandoning, prejudicing or not perfecting, maintaining, preserving, enforcing or realising or negligently or not bona fide enforcing or realising any Security;

          (m) (Loss of Securities): the failure to obtain any Security or the loss or impairment of any Security by operation of law or otherwise, whether or not the same is in breach of an express or implied condition to obtain or preserve such Security or in breach of any equitable duty which might otherwise have been imposed upon the Agent, Banks or any of them;

          (n) (Priority of Securities): the Agent, Banks or any of them agreeing to any order of priorities with respect to any Security or to any variation of any then previously agreed order of priority;

          (o) (Accounts): the opening or operation of any new account with the Agent, Banks or any of them by the Borrower or any Guarantor;

          (p) (Change of constitution): any change in membership (whether by death or retirement of an existing member, admission of a new member or otherwise), in the place of business or in the name of any partnership, firm or association in which the Borrower or any Guarantor is a member;

          (q) (Transfer): the transfer or assignment of the benefit of any Transaction Document or of any other obligation or liability forming part of the Obligations;

          (r) (Disclosure): any failure by the Agent, Banks or any of them to disclose to the Guarantor any material or unusual fact, circumstance, event or thing whatsoever known to, or ought to have been known by, the Agent or any Bank relating to or affecting the Borrower or any Guarantor at any time prior to or during the currency of any Transaction Document, whether prejudicial or not to the rights and liabilities of the Guarantor and whether or not the Agent or any Bank was under any duty to disclose such fact, circumstance, event or thing to the Guarantor or the Borrower; or

          (s) (Covenant not to take action): the Agent or any Bank entering into a covenant with the Borrower or any Guarantor not to do all or any of the following, namely, sue, issue process, sign or execute judgment, commence proceedings for bankruptcy or liquidation, participate in any official management, scheme of arrangement or reconstruction, prove in any bankruptcy or liquidation or do any other act, matter or thing in respect of

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


               the liability of the Borrower or that Guarantor (but without affecting the validity of any waiver given in accordance with clause 31.11 of this Agreement).

20.8      No obligation to gain consent

          Nothing herein shall be construed as a requirement that any Guarantor consent to or be made aware of any event referred to in clause 20.7, any transaction between the Agent, Banks or any of them and the Borrower or any one or more Guarantors or any particulars concerning any obligation or liability that forms part of the Obligations.

20.9      No marshalling

          The Agent and the Banks are under no obligation to marshal or appropriate in favour of any Guarantor or to exercise, apply, transfer or recover in favour of any Guarantor any Security or any funds or assets that they or any of them hold or are entitled to receive or have a claim upon.

20.10     Void or voidable transactions

          If there is upheld, conceded or compromised any claim that a transaction in any way affecting or relating to the Obligations or the Securities is void, voidable, unenforceable or irrecoverable the following provisions apply:

          (a) (Restoration of Obligations): if as a result of or in connection with entering into the transaction the Obligations have been reduced in any way, then upon such claim being upheld, conceded or compromised, the Agent and each Bank will be entitled against each Guarantor to all such rights as it would have had if the transaction or so much thereof as is held or conceded to be void or voidable or is foregone on compromise had not taken place;

          (b) (Restoration of Security): if as a result of or in connection with entering into the transaction, or if as a result of the transaction being held or conceded to be void or unenforceable, a Bank's rights under any Security have been surrendered, cancelled or reduced in any way, then upon such claim being upheld, conceded or compromised, each Guarantor will take all steps and sign all such documents as may be necessary or convenient to restore those rights or equivalent rights to the Bank; and

          (c) (Costs and expenses): the Guarantors will pay to the Agent and each Bank all costs and expenses (including legal costs and expenses as between solicitor and own client) incurred by the Agent and each Bank in or in connection with any negotiations or proceedings relating to any such claims.

20.11     Insolvency

          No Guarantor will lodge any proof of debt or similar claim under any Insolvency Provision in relation to the Borrower or any Guarantor in competition with the Agent or any Bank. Each Guarantor irrevocably authorises the Agent to prove as its attorney for all money which it may be entitled to from the Borrower or any Guarantor and to retain and to carry to a suspense account and appropriate at the discretion of the Agent (but for the benefit of the Banks) any amount so received

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


          until with the aid thereof each Bank has been paid 100 cents in the dollar in respect of the indebtedness of the Borrower or each Guarantor as the case may be.

20.12     No set-off, counterclaim, etc.

          No Guarantor will seek to reduce or avoid its liability under a Transaction Document by raising any defence, set-off or counterclaim available to the Agent or the Borrower or any other Guarantor.

20.13     Restriction on Guarantor's dealings

          No Guarantor will, without the Agent's prior written consent (which the Agent may withhold in its discretion):

          (a) (No proceedings): institute any proceedings against any other Obligor;

          (b) (No demand): make any demand for, or accept any money in part or complete satisfaction of, any liability on any account of any other Obligor other than as permitted under this Agreement or for a liability arising out of the supply of goods and services by the Guarantor to that Obligor in the ordinary course of that Guarantor's ordinary business at a rate and on terms not exceeding and not more onerous than usually found for the supply of such goods and services by parties dealing at arm's length;

          (c) (No enforcement of Securities): enforce any Encumbrance now or hereafter held by it (either alone or with others) in respect of any such liability as aforesaid; or

          (d) (No set-off): set-off any money owing by the Guarantor against any liability owing to the Guarantor by any other Obligor or permit any Obligor to set off any money owing by the Obligor against any liability owing to that Obligor by the Guarantor.

20.14     Release of Obligor

          Notwithstanding any presumption or principle of law to the contrary, the Agent may in relation to any Obligor enter into a covenant not to sue, issue process, sign judgment and execute or commence proceedings for the bankruptcy or liquidation of any one or more of such resultant judgment debtors, participate in any official management, scheme of arrangement or reconstruction, prove in any bankruptcy or liquidation and do any other act, matter or thing in respect of that Obligor's liability without thereby in any way impairing or reducing the liability of any Guarantor or other Guarantor (as the case may be) to the Agent, the Banks or any of them under this Agreement.

20.15     Conditions precedent

          The Agent may waive, dispense with or accept such evidence as in its absolute discretion it sees fit in relation to the satisfaction of any condition precedent contained in any Transaction Document or otherwise for the grant of any advances or financial accommodation to or for the account of the Borrower, and the Guarantors' liability hereunder shall


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


          not be affected or in any way impaired by any exercise by the Agent of that discretion.

20.16     Claim on the Guarantors

          (a) The Agent or a Bank shall not make any demand or claim on a Guarantor under this clause 20 unless the Borrower or a Guarantor has failed in the due and punctual payment of any of its Obligations.

          (b) Neither the Agent nor a Bank shall be required to make any claim or demand on the Borrower or on any other Obligor, or to enforce any Transaction Document or any other right, power or remedy against any Obligor, before making any demand or claim upon any Guarantor.

20.17     Subrogation

          No Guarantor will seek the transfer to it of any Security which is subject to an agreed order of priority in the Agent's or any Bank's hands under any right of subrogation, unless and until it has entered into a deed under which it undertakes to be bound by the priority affecting such Security with the other parties to such agreed order of priority.

20.18     General waiver by Guarantors

          The Guarantors expressly waive all rights inconsistent with the provisions of this Agreement, including all rights as to contribution, indemnity or subrogation which they might otherwise be entitled to claim and enforce until the Obligations have been paid in full.

20.19     Judgment

          Any judgment obtained against the Borrower is conclusive as against each Guarantor.

21.       ADDITIONAL GUARANTORS AND SECURITY

21.1      Additional Guarantors

          (a) The Borrower and each Guarantor shall procure that any wholly owned member of the Group which is not a Guarantor shall become, promptly after being required by the Agent on the instructions of the Majority Banks to become, an Additional Guarantor by entering into an Accession Agreement, subject to any provision of law (including but not limited to laws concerning major transactions, financial assistance or related party transactions) prohibiting that person from becoming an Additional Guarantor.

          (b) Where any such prohibition as is referred to above exists, the Borrower and each Guarantor shall use its best endeavours lawfully to overcome the prohibition, and the Agent may (but shall not be obliged to) agree with the potential Additional Guarantor concerned limitations on its liability as an Additional Guarantor under this Agreement and other amendments (applying


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


               only in relation to that Additional Guarantor) to this Agreement or to the relevant Accession Agreement.

          (c) On each date that an Accession Agreement is entered into the Borrower shall procure that each of the documents listed in paragraphs 1, 3, 4, 5, 8 and 9 of Schedule 3 (as appropriate) are delivered in respect of the Additional Guarantor and the Accession Agreement in form and substance satisfactory to the Agent.

21.2      Security

          (a) The Borrower and each Guarantor shall execute and deliver to the Agent such further or additional Securities in such form and in relation to such of its assets as the Majority Banks shall require subject to any provision of law prohibiting such person from entering into such Security.

          (b) Where any such prohibition as is referred to above exists, the Borrower and each Guarantor shall use their best endeavours lawfully to overcome the prohibition, and the Agent may (but shall not be obliged to) agree with the relevant Obligor limitations on the extent of the security granted by it.

          (c) The Obligors shall at their own expense execute and do all such assurances, acts and things as the Agent or the Majority Banks may require for perfecting or protecting the security intended to be afforded by the Securities or for facilitating the realisation in accordance with the Securities of all or any part of the assets which are subject to the Securities and the exercise of all powers, authorities and discretions vested in the Agent under the Securities or in any receiver of all or any part of those assets and in particular shall execute all transfers, conveyances, assignments and releases of that property whether to the Agent or to its nominees and give all notices, orders and directions which the Agent may think expedient for the purpose of this clause 21.2(c).

          (d) The Obligors shall procure that in relation to each further or additional Security the relevant Borrower or Guarantor shall do all things necessary duly to perfect in the jurisdiction of its incorporation and in the jurisdiction wherein the assets which are the subject of the further or additional Securities are located, the security intended to be afforded to the Agent and the Banks under such further or additional Securities and shall deliver to the Agent such directors and shareholders resolutions, legal opinions, notices, certificates or documents of title or other items as the Agent shall require.

21.3      Additional Security

          Notwithstanding clause 21.2(a), the Borrower and each Guarantor shall:

          (a) procure that any person who becomes a member of the Group and who is a wholly owned subsidiary of an Obligor shall execute and deliver and do all things necessary to be joined to the Securities; and


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


          (b) ensure that any Security Property relating to the Securities referred to in clause 21.3(a) shall be free and clear of any Encumbrances other than Encumbrances permitted under clause 17.3(a) or the Securities.

22.       RELEASE OF GUARANTORS AND SECURITY

22.1      Guarantors

          Subject to clause 22.3, at the time of completion of any sale or other disposal to a person or persons outside (and which will remain outside) the Group of all of the shares in the capital of any Guarantor (or of all of the shares in any other member of the Group such that any Guarantor ceases as a result thereof to be a member of the Group) and in such other circumstances (if any) as all the Banks may from time to time agree in writing, such Guarantor shall be released from all past, present and future liabilities (both actual and contingent) hereunder and under the Securities to which it is a party, and the security provided over its assets under the Securities will be released.

22.2      Assets

          Subject to clause 22.3, at the time of completion of any sale or other disposal to a person or persons outside (and which will remain outside) the Group of any assets owned by an Obligor over which security has been created by the Securities to which that Obligor is party, those assets shall be released from such security.

22.3      Conditions for Release

          The release of the guarantees and security referred to in clause 22.1 and 22.2 above shall only occur if:

          (a)  either:

              (i) such disposal will not result directly or indirectly in any breach of any of the terms of this Agreement; or
              (ii) such disposal is being effected at the request of the Majority Banks in circumstances where any of the security created by the Securities has become enforceable; or
              (iii) such  disposal  is  being  effected  by  enforcement  of the
                    Securities; or
              (iv)  all Banks agree to the release; and

          (b) the Net Proceeds arising out of such disposal will be applied strictly in accordance with the requirements of this Agreement; and

          (c) any assets to be transferred to other members of the Group before completion of such disposal shall have been so transferred and (if so required by the Majority Banks) security over such assets shall have been granted to the Agent to its satisfaction; and

          (d) the Agent shall have executed such documents effecting such release as shall be reasonably required to achieve such release as aforesaid (and the Agent shall execute such documents at the expense of the relevant Obligor promptly upon (and only upon) it


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


               being satisfied that the conditions in (a), (b) and (c) above are satisfied or have been waived by all of the Banks).

22.4      Release of Group Members

          If any person which is a member of the Group shall cease to be such a member in consequence of the enforcement of any of the Securities or in consequence of a disposal of the shares therein effected at the request of the Majority Banks in circumstances where any of the security created by the Securities has become enforceable, any claim which any Obligor may have against such person or any of its Subsidiaries in or arising out of this Agreement or any of the Securities (including, without limitation, any claim by way of subrogation to the rights of the Agent and the Banks against such person under the Transaction Documents and any claim by way of contribution or indemnity) shall be released automatically and immediately upon such person ceasing to be a member of the Group.

23.       INDEMNITY

          The Borrower shall on demand by the Agent indemnify each Bank against any loss, cost or reasonable out of pocket expenses which the Bank may sustain or incur as a consequence of:

          (a) any sum payable by the Borrower hereunder not being paid when due;

          (b) the occurrence of any Event of Default or Potential Event of Default;

          (c) an Advance requested in a Utilisation Notice not being provided for any reason including failure to fulfil any condition precedent but excluding any default by the Bank claiming an indemnity pursuant to this paragraph; or

          (d) the Bank receiving payments of principal other than on the last day of an Interest Period or when due for any reason, including, without limitation, prepayment in accordance with a Transaction Document.

          Such losses, costs or expenses shall include the amount determined in good faith by the Bank as being any loss including loss of margin, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Bank to fund or maintain any such Advance or amount.

24.       AGENT

24.1      Appointment

          The Agent is hereby appointed and authorised to act on behalf of each Bank with power to enter into each Transaction Document and to exercise such rights, remedies, powers and discretions as are specifically delegated to them under the Transaction Documents together with such rights, remedies, powers and discretions as are incidental thereto. The Agent does not have any duties, obligations or liabilities to the Banks or any of them beyond those expressly stated in this Agreement and the Transaction Documents.


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


24.2      Relationships

          (a) Nothing contained in this Agreement, and no action taken by the Banks pursuant hereto, shall be deemed to constitute the Banks a partnership, association, joint venture or other entity.

          (b) In performing their respective functions and duties under the Transaction Documents, the Agent shall act solely on behalf of the Banks and does not assume and shall not be deemed in any circumstances whatsoever to have assumed any responsibility, liability or obligation, towards, or relationship of agency or trust with, or for, the Obligors.

24.3      Communications

          Except  where  this  Agreement  otherwise   expressly  provides,   all
          communications to be made between an Obligor and the Banks or any of them concerning the Facility shall be made by or through the Agent.

24.4      Instructions of Majority

          Subject to clause 24.5, the Agent must act or refrain from acting in the exercise of any right or power, or as to any matter not expressly provided for by this Agreement, in accordance with the instructions of the Majority Banks and it shall be fully protected in so doing. Any such instructions shall be binding on all the Banks. In the absence of any such instructions, the Agent may act or refrain from acting as it sees fit, provided that it has used reasonable endeavours to obtain such instructions. In no event, however, shall the Agent be required to take any action which exposes, or is likely to expose, it to personal liability unless it is indemnified to its satisfaction, or which is contrary to this Agreement or any law, regulation or directive.

24.5      Amendments

          If authorised by the Majority Banks, the Agent may (except where any other authority is required for the same by the express provisions of the Transaction Documents) grant waivers or consents or (with the agreement of the Borrower) vary the terms of the Transaction Documents. Any such waiver, consent or variation so authorised and effected by the Agent shall be binding on all the Banks and the Agent shall be under no liability whatsoever in respect of any such waiver, consent or variation, provided always that, except with the prior written consent of all the Banks and the Borrower, nothing in this clause shall authorise:

          (a)  the extension of any Availability Period; or

          (b)  any variation of the definition  "Majority  Banks" in clause 1.1;
               or

          (c) any extension of the date for, or alteration in the amount or currency of, or waiver of any payment of principal, interest, Utilisation Margin, fee, commission or any other amount payable under any of the Transaction Documents; or

          (d)  any change to any Bank's Commitment; or


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


          (e)  any variation of clauses 11.5, 12, 27 or this clause 24.5; or

          (f) any variation of any provision wherein (before such variation) it is provided that certain things may not be done without or may be done with the consent or approval of all the Banks; or

          (g) any waiver or consent in relation to, or variation of the material provisions of, any Security or clause 20 or 21 of this Agreement; or

          (h) (save as otherwise expressly provided for elsewhere in this Agreement or the relevant Security) any release of the security provided by any of the Securities over any asset.

24.6      No need for inquiries

          No Obligor shall be concerned to inquire as to whether the Agent has been given any instructions by the Majority Banks or as to the terms of any instructions so given and may rely on all notices from the Agent without the need to make further enquiry.

24.7      Delegation

          The Agent may from time to time delegate the performance of its duties and obligations as Agent. The Banks and each Obligor agree that any delegate of the duties and obligations of the Agent will be entitled to the benefit of the provisions of this clause 24 as if it were the Agent and, without limitation, will not be responsible or liable for any damage, cost, loss or expense they or any of them may suffer or incur as a result of or in connection with an act or omission or negligence of the delegate except to the extent arising as a direct result of the gross negligence or wilful misconduct of the delegate.

24.8      Agent not bound to Enquire

          The Agent is not obliged to ascertain or enquire:

          (a) either initially or on a continuing basis, as to the credit or financial condition or affairs of the Obligors or any other person; or

          (b) as to the performance or observance by the Obligors or any other person of any of the terms of any Transaction Document; or

          (c) whether any Event of Default or Potential Event of Default has occurred.

24.9      Default

          The Agent shall not be obliged to make any inquiry as to whether an Obligor is in breach of, or in default under a Transaction Document or as to the existence of the Event of Default or Potential Event of Default and shall not be deemed to have any knowledge of the occurrence of such a breach, default, Event of Default or Potential Event of Default unless it has received express written notice thereof from a Bank or an Obligor, stating that such notice is a "Notice of Default" and describing the breach, default, Event of Default or Potential Event of Default. In the event that the Agent receives such a notice, or otherwise acquires actual notice of an Event of Default or Potential Event of Default it shall promptly notify the Banks.

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


          Subject to its being indemnified to its satisfaction, the Agent shall take such action with respect to an Event of Default as it shall be directed to take by the Majority Banks. Until the Agent receives such directions it may (but shall not be obliged) take or refrain from taking such action as it shall in its absolute discretion deem advisable in the best interests of the Banks.

24.10     Agent as Bank

          With respect to its own rights as a Bank (if any), the Agent shall have the same rights and powers under each Transaction Document as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it as the Agent and the term "Banks" shall include the Agent in its individual capacity as a Bank.

24.11     Agent's dealings

          The Agent may, without any liability to account to the Banks or any of them, accept deposits from, lend money to and generally engage in any kind of banking or financial, trust or other business with any Obligor as if they were not Agent and may accept fees and other consideration from any Obligor for services in connection with any Transaction Document or otherwise without having to account for the same to the Banks.

24.12     Notices and reports

          Promptly after its receipt thereof, the Agent will make available for examination by each Bank at its address for service of notices and on request by a Bank provide to the Bank a copy of each report, notice or other document required under this document or a Transaction Document to be delivered to the Agent by an Obligor.

24.13     Not responsible

          (a) The Agent shall not be responsible to any Bank for failure of an Obligor to perform its obligations under a Transaction Document, an Obligor's financial condition, the completeness or accuracy of any statements, representations or warranties in a Transaction Document, the Information Memorandum (except statements authorised by it) or any document delivered under or in connection with a Transaction Document, the valid execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of a Transaction Document or any such other document or the failure of any party to perform and observe its obligations under a Transaction Document.

          (b) Each Bank acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Agent to induce it to enter into this Agreement or agree to participate in the Facility whether made in the Information Memorandum or otherwise and that it has made and (without reliance on the Agent and based on such documents as it considers appropriate) it will continue to make its own appraisal of the affairs and financial condition of each Obligor and its own decisions as to whether or not to take action under a Transaction Document.

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


          (c) The Agent will not be obliged on a continuing basis or at a particular time to provide any Bank with any financial or other information with respect to an Obligor other than as provided in clause 24.12.

          (d) Without limitation to clause 24.9, the Agent will not be obliged to keep itself informed as to the performance and observance by the Obligors of their respective obligations and responsibilities under this document and the Transaction Documents.

          (e) The Agent shall not be liable for any cost, loss, damage or expense of whatsoever nature suffered or incurred by a Bank or any other person except to the extent arising as a direct result of the gross negligence or wilful misconduct of the Agent.

24.14     Indemnity

          Each Bank shall reimburse the Agent rateably in accordance with Commitments (to the extent that it is not reimbursed by the Borrower) on demand, for charges and expenses incurred by it in connection with the negotiation, preparation, execution, stamping and registration of the Transaction Documents, in contemplation of, or otherwise in connection with, the enforcement or preservation of any rights under a Transaction Document or in carrying out its duties as Agent under the Transaction Documents including, in each case, the fees and expenses of legal and other professional advisers. Each Bank shall indemnify the Agent rateably in accordance with its Commitments against all liability, damage, costs, claims and expenses suffered or incurred or made against the Agent in connection with a Transaction Document, the performance or purported performance of its duties as Agent under a Transaction Document or any action taken or omitted to be taken by the Agent under (or purportedly under) a Transaction Document except to the extent, however, that such liability, damage, cost, claim or expense directly results from the Agent's gross negligence or wilful misconduct.

24.15     Observe laws

          The Agent may refrain from doing anything which would or might in its opinion either be contrary to any relevant law of any relevant jurisdiction or any official directive or render it liable to any person and may do anything which in its opinion is necessary to comply with any relevant law or official directive.

24.16     Replacement

          (a)  The Agent (the "retiring Agent") may:

              (i) resign at any time by giving not less than 20 Banking Days' written notice thereof to the Banks and the Borrower; and be

              (ii) removed from office upon not less than 20 Banking Days' prior written notice signed by or on behalf of the Majority Banks.

          (b) Upon receipt of a notice of resignation from the retiring Agent, or the giving of a notice of removal of the retiring Agent, the

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


               Majority Banks shall have the right, in consultation with the Borrower, to appoint a successor Agent. In the case only of resignation of the retiring Agent, if within 20 Banking Days after the giving of a notice of resignation, no successor Agent has been appointed, the retiring Agent may, in consultation with the Borrower, appoint a successor Agent which shall be a reputable and experienced financier having an office in Sydney, Melbourne or Wellington.

          (c) The resignation or removal of the retiring Agent and the appointment of the successor Agent shall both become effective upon the successor Agent notifying the Banks and the Borrower of its acceptance of such appointment, and specifying for the purposes of this Agreement an office in Sydney, Melbourne or Wellington. Upon giving such notification, the successor Agent shall succeed to and be vested with all the rights, obligations, powers and duties and privileges of the Agent under the Transaction Documents in place of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents.

          (d) The provisions of this clause 24 shall continue in effect for the benefit of a retiring Agent in respect of any actions taken or omitted to be taken while the retiring Agent was acting as the Agent.

24.17     No authority

          Each Bank acknowledges and agrees that it does not have authority on behalf of the other Banks to waive any right or remedy of the Banks or the Agent or to modify or vary, or agree to modify or vary, any provision of any Transaction Document.

24.18     Agent as Trustee

          (a) The Agent in its capacity as trustee or otherwise shall not be liable for any failure, omission, or defect in perfecting the security constituted by the Securities.

          (b) The Agent in its capacity as trustee or otherwise may accept without enquiry such title as an Obligor may have to the property over which security is intended to be created by the Securities.

          (c) Each Bank hereby confirms its approval of the Transaction Documents and any security created pursuant thereto and hereby authorises, empowers and directs the Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee or as otherwise provided (and whether or not expressly in the Banks' names) on its behalf.

25.       HEDGING ARRANGEMENTS

25.1      Undertakings of Swap Counterparties

          Except as the Majority Banks have previously consented in writing, no Swap Counterparty will:


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          (a)  demand  (other than as may be  necessary in order to exercise any right to terminate or close out any hedging transaction as provided in and permitted under clause 25.1(b)) or receive payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the Hedging Liabilities in cash or in kind, or apply any money or property in or towards the discharge of any Hedging Liabilities except:

              (i) for scheduled payments arising under the terms of the Hedging Agreements entered into by the Borrower with that Swap Counterparty; and/or

              (ii) for the proceeds of enforcement of the Securities received and applied in the order permitted by this Agreement;

          (b) exercise any right to terminate or close out any hedging transaction under the Hedging Agreements prior to its stated maturity (whether by reason of the Borrower becoming a Defaulting Party thereunder (and as defined therein) or otherwise) unless it has given written notice to the Agent and:

              (i) the Borrower has defaulted on a payment due under the Hedging Agreements after allowing for any required notice and any applicable days of grace and such default continues for more than 7 Banking Days after notice of such default being given to the Agent; or

              (ii) the Agent has declared all or part of the Obligations prematurely due and payable under clause 19.2; or

              (iii) the continued  existence of the Hedging  Agreements would be illegal;

          (c) discharge all or any part of the Hedging Liabilities by set-off, any right of combination of accounts or otherwise except if and to the extent that those Hedging Liabilities are permitted to be paid under paragraph (a) above; or

          (d) permit to subsist or receive any Encumbrance or any financial support (including without limitation the taking of any participation, the giving of any guarantee, indemnity or other assurance against loss, or the making of any deposit or payment) for, or in respect of, any of the Hedging Liabilities other than under the Securities or any other Encumbrance or support granted for the full benefit (save to the extent otherwise required so as to comply with applicable law) of the Agent and the Banks.

25.2      Hedging Agreements

          Each Swap Counterparty will provide to the Agent copies of all documents constituting the Hedging Agreements to which it is a party as soon as reasonably practicable.

26.       SET-OFF

          Each Obligor authorises each Bank at any time after an Event of Default has occurred and is continuing to apply without prior notice any credit balance (whether or not then due) to which the Obligor is at any time entitled on any account at any office of the Bank in or


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


          towards satisfaction of any sum then due and unpaid from that Obligor to the Bank and the Obligors each further authorise each Bank without prior notice at any time after an Event of Default has occurred and is continuing to set-off any amount owing (whether present or future, actual, contingent or prospective and on any account whatsoever) by that Obligor against any liability (whether present, future, actual, contingent or prospective) of the Obligor hereunder or on any other account whatsoever. No Bank shall be obliged to exercise any of its rights under this clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise). Each Bank shall notify the Agent and the relevant Obligor forthwith upon its exercise of a right of set-off involving any Obligor giving full details in relation thereto and the Agent shall inform the other Banks.

27.       PRO RATA SHARING

          If at any time the proportion which a Bank ("Overpaid Bank") has received or recovered by set-off or otherwise in respect of its portion of any sum due from an Obligor to the Banks under the Transaction Documents is greater (the amount of the excess being herein referred to as the "excess amount") than the proportion thereof received or recovered by the Bank receiving or recovering the smallest or no proportion thereof, then:

          (a)  the Overpaid Bank shall promptly notify the Agent;

          (b)  the  Overpaid  Bank  shall,   within  10  Banking  Days  of  such
               notification, pay to the Agent an amount equal to the excess amount;

          (c) the Agent shall treat such payment as if it were a payment by the Obligor on account of the sum owed to the Banks as aforesaid; and

          (d)  at the option of the Overpaid Bank:

              (i) subject to clause 27(f), the liability of the Obligor to the Overpaid Bank shall be increased (or treated as not having been reduced); or

              (ii) the Obligor shall fully indemnify the Overpaid Bank making such payment for the amount thereof;

          provided that:

          (e) if a Bank has commenced an action or proceeding in any court to recover sums owing to it pursuant to this Agreement or a Transaction Document and as a result thereof, or in connection therewith, has received an excess amount, the Bank shall not be required to share any portion of such excess amount with a Bank which was notified of such legal action or proceeding and which had the legal right to, but did not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in the same or another court; and

          (f) if all or a portion of the relevant receipt or payment by or to an Overpaid Bank is thereafter rescinded or must otherwise be restored to an Obligor, the Banks shall repay to the Agent for the account of the Overpaid Bank such amount as shall be necessary to ensure that (subject to clause 27(e)) all the Banks


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

               share rateably in the amount of the receipt or payment retained by the Overpaid Bank and the provisions of clause 27(c) and (d) shall apply only to the retained amount.

28.       EXPENSES AND STAMP DUTIES

28.1      Expenses

          The Borrower on demand by the Agent or the Banks will pay to or at the direction of the Agent or the Banks (as the case may be) all reasonable out of pocket expenses including legal fees, costs and disbursements (on a solicitor/own client basis) assessed without the necessity of taxation, incurred or payable by the Agent or the Banks (except that the Borrower will only be liable to pay the legal fees and disbursements of one firm acting for the Agent and Banks and is not liable to pay any legal fees, costs and expenses incurred by any Banks instructing separate legal counsel) in connection with:

          (a) the preparation and negotiation of the Transaction Documents and the Securities and any subsequent consent, agreement, approval or waiver thereunder or amendment thereto;

          (b) the execution of the Transaction Documents and the Securities and any subsequent consent, agreement, approval or waiver thereunder or amendment thereto;

          (c) the enforcement, attempted enforcement or the preservation of any rights under the Transaction Documents and the Securities including, without limitation, any expenses incurred in the evaluation of any matter of material concern to the Agent;

          (d)  the obtaining of persons to  participate in the Facility as Banks
               (including,  without  limitation,   advertising,   accommodation,
               travelling and out-of-pocket expenses); and

          (e) the carrying out by the Agent (or any delegate of the Agent) of any of their duties under the Transaction Documents.

28.2      Levies

          (a) (Payment of all duties): The Borrower must pay all levies, stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax which may be payable to or required to be paid by any appropriate authority or determined to be payable in connection with the execution, delivery, performance or enforcement of the Transaction Documents or any payment, receipt or other transaction contemplated by them.

          (b) (Indemnity): The Borrower will indemnify and keep indemnified the Agent and each Bank against any loss or liability incurred or suffered by it as a result of the delay or failure by the Borrower to pay such Taxes.


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


29.       ASSIGNMENTS AND CONFIDENTIALITY

29.1      Successors and assigns

          This Agreement is binding on and enures to the benefit of each party hereto and its respective successors and permitted assigns.

29.2      Assignments by the Borrower

             The Borrower cannot assign any of its rights under any Transaction Document without the prior written consent of the Agent acting with the approval of all the Banks.

29.3      Banks

          A Bank may assign all or any of its rights or transfer all or any of its rights and obligations under the Transaction Documents to another bank or financial institution at any time if:

          (a) it has first consulted with the Borrower regarding the identity of the new Bank;

          (b) any necessary prior Authorisation from any Government Agency or other department is obtained;

          (c) in the case of an assignment of rights only, the Agent has received notice of the assignment under which the assignee irrevocably authorises the assignor to act as the assignee's agent with full power and authority to exercise the rights assigned and to receive (and give valid receipts for) all money payable under the Transaction Documents in respect of those rights;

          (d) in the case of a transfer of rights and obligations, such transfer is effected by a substitution in accordance with clause 29.4;

          (e) in the case of an assignment or transfer of part of its rights and obligations, the Bank assigns or transfer a pro-rata share the Facility; and

          (f)  it receives the prior consent of the Agent.

29.4      Substitution

          (a) If a Bank wishes to transfer all or any of its rights and obligations under the Transaction Documents to a bank or financial institution, it and the proposed transferee shall execute and deliver to the Agent 4 counterparts of the Substitution Certificate.

          (b) On receipt of a Substitution Certificate the Agent shall (if it is satisfied that the substitution complies with clause 29.3) promptly:

              (i)   notify the Borrower and each other Bank;
              (ii) countersign the counterparts on behalf of all other parties to this Agreement;

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


              (iii) enter the transfer in a register  kept by it (which shall be conclusive); and

              (iv) retain one counterpart and deliver one counterpart to each of the relevant transferor and transferee and to the Borrower.

          (c) On any such certificate being countersigned by the Agent the transferor shall be relieved of its obligations to the extent and from the date specified in such certificate and the transferee shall be bound by the Transaction Documents to the extent and from the date stated in the certificate.

          (d)  Each other party to this  Agreement  irrevocably  authorises  the
               Agent  to  sign  each  such   certificate   on  its   behalf  and
               acknowledges that:

              (i) upon such a certificate being signed by the Agent it shall be deemed for all purposes to have consented to the transfer of obligations provided for in the certificate; and

              (ii) it will continue to be bound by the provisions of the Transaction Documents accordingly.

          (e) Unless the Agent otherwise agrees, no transfer of a Bank's obligations may be effected while any Utilisation Notice is current.

29.5      Bank accession

          (a) If a bank approved by the Underwriters (acting reasonably) ("Acceding Bank") wishes to become a party to this Agreement and to provide Commitments in addition to the Commitments of those Banks existing immediately prior to the proposed accession ("Existing Banks"), the Borrower (on behalf of itself and the Guarantors) and the Acceding Bank will execute and deliver to the Agent 3 counterparts of a Bank Accession Certificate.

          (b) On receipt of a Bank Accession Agreement the Agent shall promptly:

              (i) notify each Existing Bank of the Acceding Bank and its proposed Commitment (if they have not already been so notified);
              (ii) countersign the counterparts on behalf of all other parties to this Agreement;
              (iii) enter the accession in a register kept by it; and
              (iv) retain one counterpart and deliver one counterpart to each of the Borrower and the Acceding Bank.

          (c)  Each other party to this  Agreement  irrevocably  authorises  the
               Agent  to  sign  each  such   certificate   on  its   behalf  and
               acknowledges that:

              (i) upon such a certificate being signed by the Agent it shall be deemed for all purposes to have consented to the accession provided for in the certificate; and
              (ii) it will continue to be bound by the provisions of the Transaction Documents accordingly.


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


          (d) Upon the Acceding Bank becoming a Bank pursuant to a Bank Accession Certificate, each Existing Bank will transfer at par a portion of the outstanding Advances at that time so that the Acceding Bank participates in the outstanding Advances pro rata according to its respective Commitment.

29.6      Increased Costs and Illegality

          If any change in lending office of any Bank or assignment or substitution of or with respect to all or any part of the rights or obligations of a Bank under this Agreement pursuant to clause 29.3,
          29.4 or 29.5 is made which results (or would but for this clause result) at the time thereof in amounts becoming payable under clauses
          12.2 or 14.l, then the assignee or transferee (or, in the case of a change in lending office, the Bank) shall be entitled to receive such amounts only to the extent that the assignor or transferor would have been so entitled had there been no such assignment, transfer or change in lending office. Nothing in this clause will affect the rights of an assignee or transferee under clauses 12.2 or 14.1 in relation to amounts which may become payable after the time of assignment or transfer. No such assignment or transfer shall be made if the assignee or transferee would be entitled immediately afterwards to give notice under clause 13.

29.7      Sub-participations

          Any Bank shall be entitled freely to enter into any sub-participation or other arrangement with any third party relating to the Transaction Documents which does not transfer to that third party any obligation and/or any legal or equitable interest in any of the rights arising under this Agreement.

29.8      Confidentiality

          (a) Subject to paragraph (b), no Bank shall disclose any confidential or unpublished information or documents supplied by an Obligor in connection with the Transaction Documents which are specifically indicated by the Obligor to be confidential.

          (b) A Bank shall be entitled to disclose any confidential information or documents:

              (i) in any proceeding arising out of or in connection with any Transaction Document to the extent that such disclosure is deemed by the Bank necessary to protect its interests;
              (ii) if required to do so under a binding order of any Government Agency or any procedure for discovery in any proceedings;
              (iii) if  required  to do so under  any law or any  administrative guideline, directive, request or policy whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible bankers or financial institutions;
              (iv)  otherwise  as  required  or  permitted  by  any  Transaction
                    Document;
              (v) to its legal advisers and its consultants as long as it advises them of the confidential nature of the information or documents or that nature is clear from the circumstances of the disclosure;


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


              (vi) to a proposed assignee or transferee or sub-participant with the prior written consent of the Borrower which consent shall not unreasonably be withheld or delayed and will be deemed to have been given if not refused within 15 Banking Days of a request therefor;
             (vii) relating to its level of exposure to any Obligor under any Hedging Agreement or on any other account, to the Agent or any other Bank; or

             (viii) with the prior written consent of the Borrower.

          (c)  This clause 29.8 shall survive the termination of this Agreement.

30.       GOVERNING LAW AND JURISDICTION

30.1      Governing law

          This Agreement is governed by and construed in accordance with the laws applying in New Zealand.

30.2      Jurisdiction

          (a) (Acceptance of jurisdiction): Each of the Obligors irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of New Zealand with respect to any legal action or proceedings which may be brought at any time relating in any way to any Transaction Document.

          (b) (No objection to inconvenient forum): Each of the Obligors irrevocably waives any objection it may now or in the future have to the venue of any action or proceedings relating to a Transaction Document including any objection it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

31.       MISCELLANEOUS

31.1      Certificate of Agent

          A certificate in writing signed by an officer of the Agent certifying the amount payable by an Obligor hereunder or stating any other act, matter or thing relating to any Transaction Document is prima facie and binding on each Obligor in the absence of manifest error on the face of the certificate.

31.2      Notices

          Any notice or other communication which must be given, served or made under or in connection with any Transaction Document:

          (a)  must be in writing in order to be valid;

          (b) is sufficient if executed by the party giving, serving or making the same or on its behalf by any attorney, director, secretary, other duly authorised officer or solicitor of such party;

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


          (c) will be deemed to have been duly given, served or made in relation to a person if it is delivered or posted by prepaid post to the address, or sent by facsimile to the number of that person set out herein (or at such other address or number as is notified in writing by that person to the other parties from time to time); and

          (d)  will be deemed to be given, served or made:

              (i) (in the case of prepaid post) on the fifth day after the date of posting;
              (ii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and
              (iii) (in the case of delivery by hand) on delivery.

31.3      Continuing obligation

          Each Transaction Document constitutes a continuing obligation regardless of any settlement of account, intervening payment, express or implied revocation or any other matter or thing, until a final discharge thereof has been given to the Borrower and the Guarantors.

31.4      Settlement conditional

          Any settlement or discharge between the Agent, the Banks and the Borrower and/or the Guarantors is conditional on any security or payment given or made by the Borrower, any Guarantor or any other person in relation to the Obligations not being avoided, repaid or reduced by virtue of any Insolvency Provision. If such security or payment is so avoided, repaid or reduced, the Agent and the Banks are entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Borrower and the Guarantors subsequently as if such settlement or discharge had not occurred.

31.5      Further assurance

          The Borrower and the Guarantors on demand by the Agent and at the entire cost and expense of the Borrower and the Guarantors will perform all such acts and execute all such agreements, assurances and other documents and instruments as the Agent requires to perfect or improve the rights and powers afforded, created, or intended to be afforded or created, by any Transaction Document.

31.6      Attorney

          Each Obligor hereby irrevocably appoints:

          (a)  the Agent and each Bank, severally;

          (b) each director and secretary and authorised officer from time to time of the Agent and each Bank; and

          (c)  any duly appointed agent of the Agent and each Bank,


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


          jointly and severally the attorney of the Obligor, in the Obligor's name and on the Obligor's behalf, at any time from time to time while an Event of Default subsists and in such manner as the Agent or the relevant Bank, as the case may be, in its absolute discretion shall think fit to:

          (a) do all acts necessary or proper to further or fully assure any Transaction Document or any Bill to the Bank; and

          (b) do all acts necessary or proper to perfect or improve the rights and powers afforded or created, or intended to be afforded or created, by any Transaction Document.

31.7      Severability of provisions

          Any provision of any Transaction Document which is illegal, void or unenforceable will be ineffective to the extent only of such illegality, voidness or unenforceability without invalidating the remaining provisions hereof or thereof.

31.8      Remedies cumulative

          The rights and remedies conferred by this Agreement on the Agent or the Banks are cumulative and in addition to all other rights or remedies available to the Agent or the Banks by law or by virtue of any Transaction Document.

31.9      Waiver

          A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege arising under any Transaction Document by the Agent or the Banks will not in any way preclude, or operate as a waiver of, any further exercise or enforcement thereof or the exercise or enforcement of any other right, remedy, power or privilege thereunder or provided by law.

31.10     Consents and approvals

          Where any act, matter or thing under any Transaction Document depends on the consent or approval of the Agent or Banks, then unless expressly provided otherwise therein, that consent or approval may be given or withheld in the absolute and unfettered discretion of the Agent or Banks (as the case requires) and may be given subject to such conditions as the Agent or Banks (as the case requires) thinks fit in its absolute and unfettered discretion.

31.11     Written waiver, consent and approval

          Any waiver, consent or approval given by the Agent under any Transaction Document will only be effective and only binds the Banks if it is given in writing, and executed by the Agent or on its behalf by an officer for the time being of the Agent.

31.12     Time of essence

          Time is of the essence in respect of each Obligor's obligations under the Transaction Documents.

31.13     Consultants fees

          Where the Agent has to make any determination (whether in respect of an Advance or otherwise), it may employ such consultants or persons as it thinks fit to assist in making such determination. The Borrower will reimburse the Agent for all reasonable fees paid by the Agent to any such consultants or persons upon receipt of a written demand therefor.

31.14     Moratorium legislation

          To the fullest extent permitted by law, the provisions of all statutes whether existing now or in the future and whether operating directly or indirectly to lessen or otherwise to vary or affect in favour of any Obligor any obligation under any Transaction Document, or to delay or otherwise prevent or prejudicially affect the exercise of any rights or remedies conferred on the Agent or any Bank under any Transaction Document, are hereby expressly waived, negatived and excluded.

31.15     Binding on each signatory

          Each Transaction Document is binding on each of the signatories notwithstanding that any one or more of the named parties hereto does not execute it, that there is any invalidity, forgery or irregularity touching its execution or that it is or becomes unenforceable, void or voidable against a named party.

31.16     Counterparts

          This Agreement may be executed in a number of counterparts, all of which taken together will be deemed to constitute one and the same document.

31.17     Entire Agreement

          To the extent permitted by law, the Transaction Documents and the Underwriting Letter together embody the entire understanding of the parties and constitute the entire terms agreed upon between the parties and supersede any prior agreement (whether or not in writing) between the parties in relation to the subject matter of this Agreement.

32.       NO REPRESENTATION BY OR RELIANCE ON THE BANK OR AGENT

          Each party other than each Bank and the Agent acknowledges that:

          (a) no Bank or Agent has any duty to supply that party with information in relation to or affecting the other or others of them prior to the date hereof or during the currency of any Transaction Document;

          (b) it has relied upon that party's own inquiries as to the other or others of them, the nature and extent of the entire relationship between them and between them and each Bank and the Agent whether or not recorded in the Transaction Documents, and the nature and effect of the Transaction Documents; and

          (c) it has not entered into any Transaction Document in reliance on or as a result of any representation, promise, statement, conduct or inducement to that party by or on behalf of any Bank or the Agent or by or on behalf of any Obligor otherwise than as embodied in the Transaction Documents or as notified in writing by that party to the Banks and the Agent prior to the date hereof.

                                   SCHEDULE 1

                                      BANKS

Name &                                                Commitment
Address for Notices

Toronto Dominion Australia Limited, ACN 004           $41,667,500
858 020
of Level 36, 385 Bourke Street, Melbourne,
Victoria

Attention:   Manager Credit Administration

Facsimile:   (613) 9670 3779


Paribas, Taipei Branch                                $41,667,500
(Offshore Banking Unit)
205 TunHua North Road
11th Floor
Taipei, Taiwan 10592

Attention:   Manager Operations
Facsimile:   (8862) 27 13 1182

Copy Notices to:

Paribas Group Australia Limited
Level 11, 3 Spring Street,
Sydney  NSW  2000

Attention:   Leo Leslie/
             Chrisoula Theos
Facsimile:   (612) 9241 5363


TOTAL COMMITMENT                                      $83,335,000

                                   SCHEDULE 2

                                     RATIOS

                            PART 1: Operating Ratios

   Month            Total Debt/Homes       Subscribers   OR       Equivalent
                      Serviceable                                Billing Units

December 1998                                 15,500                19,500
January 1999                 950              18,250                24,250
February 1999              1,000              20,750                27,250
March 1999                 1,050              24,750                31,750
April 1999                 1,050              28,500                36,750
May 1999                   1,100              32,750                42,000
June 1999                  1,100              36,750                47,500
July 1999                  1,100              40,750                52,750
August 1999                1,200              44,500                58,000
September 1999             1,200              48,250                63,250
October 1999               1,200              52,000                68,500
November 1999              1,300              56,000                74,000
December 1999              1,300              60,000                78,750
March 2000                 1,200              63,250                93,250
June 2000                  1,200              66,500                96,500


                    PART 2: Financial Ratios pre 30 June 2000

 Period Ending                    Minimum EBITDA               Minimum Revenue

31 December 1998                    (5,250,000)                      850,000
31 January 1999                     (4,500,000)                    1,150,000
28 February 1999                    (3,700,000)                    1,250,000
31 March 1999                       (2,900,000)                    1,500,000
30 April 1999                       (2,500,000)                    1,750,000
31 May 1999                         (2,000,000)                    2,000,000
30 June 1999                        (1,750,000)                    2,250,000
31 July 1999                        (1,000,000)                    2,500,000
31 August 1999                        (750,000)                    2,750,000
30 September 1999                     (250,000)                    3,000,000
31 October 1999                              0                     3,250,000
30 November 1999                        750,000                    3,500,000
31 December 1999                      1,000,000                    3,750,000
31 March 2000                         4,250,000                   15,250,000
30 June 2000                          4,250,000                   15,500,000

                   PART 3: Financial Ratios post 30 June 2000

    3 Month           Total Debt/Annualised EBITDA      EBITDA/Interest Expense
 Period Ending

30 June 2000                       6.50                             -
30 September 2000                  6.25                             -
31 December 2000                   6.00                             -
31 March 2001                      5.50                           2.00
30 June 2001                       5.25                           2.00
30 September 2001                  5.00                           2.00
31 December 2001                   4.75                           2.00
31 March 2002                      4.50                           2.50
30 June 2002                       4.25                           2.50
30 September 2002                  4.00                           2.50
31 December 2002                   4.00                           2.50
31 March 2003                      3.50                           3.00
30 June 2003                       3.50                           3.00
30 September 2003                  3.50                           3.00
31 December 2003                   3.50                           3.00
31 March 2004                      3.50                           4.00
30 June 2004                       3.50                           4.00
30 September 2004                  3.50                           4.00
31 December 2004                   3.50                           4.00
31 March 2005                      3.50                           5.00

                                   SCHEDULE 3

                        DOCUMENTARY CONDITIONS PRECEDENT


1.        A certified copy of the constitutional documents of each Obligor.

2. A certified copy of a resolution or resolutions of the directors of the Borrower approving the Facility and authorising:

          (a) the execution by the Borrower of this Agreement and of any of the Original Securities to be given by the Borrower; and

          (b) a person or persons to sign Bills, notices, certificates or other documents in connection with the Facility on behalf of the Borrower.

3. A certified copy of a resolution or resolutions of each Original Guarantor approving the giving of the guarantee by that Guarantor in this Agreement and authorising:

          (a) the execution by the Original Guarantor of this Agreement and of any of the Original Securities to be given by that Original Guarantor; and

          (b) a person or persons to sign notices, certificates or other documents in connection with the Facility on behalf of the Guarantor.

4. Evidence, satisfactory to the Agent, that the powers of attorney (if any) used to execute any of the Transaction Documents on behalf of any Obligor have been or will be registered, if necessary or two originals of the powers of attorney have been provided.

5. A certified copy of the signatures of all persons authorised to sign on behalf of the Borrower and the Original Guarantors.

6.        A copy of the Original Securities in registrable form.

7. Replies to all requisitions of the Agent and its solicitors relating to the Facility and the Original Securities.

8. A certified copy or originals of each of the Material Contracts duly executed and stamped (if required).

9. A certified copy of (and of all applications for) any and all approvals, consents, licences, exemptions and other requirements (whether governmental requirements or otherwise) required for each Obligor to carry on its business or to enter into or perform its obligations under the Transaction Documents.

10. An opinion, addressed to the Agent and the Banks, of the legal advisers to the Agent and the Banks as to such matters relating to the Obligors and/or the Transaction Documents as the Agent may require.

11. An opinion, addressed to the Agent on behalf of the Banks as to the enforceability of the Transaction Documents to which SaskTel NZ, UIHNZ, UAP and STHC is a party against that party.

12.       The Business Plan.

13. Evidence that all insurance policies are in existence as required under this Agreement and any of the Securities and where applicable, that the Agent's interest has been noted thereon and if requested certified copies of each such insurance policy.

14.       Model audit.

15. Directors certificate in the form of Schedule 9 for the Borrower and each Guarantor.

For the purposes of this Schedule, "certified" means a copy certified to be such by a director or Officer of the Borrower.

                                   SCHEDULE 4

                           FORM OF UTILISATION NOTICE


To:          Toronto Dominion Australia Limited


From:        Saturn Communications Limited        Date: [               ]

                          UTILISATION NOTICE (ADVANCE).
                          Facility Agreement dated [ ]

Dear Sirs

We hereby give you notice pursuant to clause 4.1 of the above Facility Agreement that we require an Advance to be made to us under the Facility Agreement, as follows

(a)          Utilisation Date:       [                  ]

(b)          Amount:                 [                  ]

(c)          Interest Period:        [                  ]

(d)          Purpose:                [                  ]

Payment instructions with respect to the proceeds of the Advance are as follows:

[                        ]

Terms used in this Utilisation Notice and defined in the Facility Agreement have the same meaning in this Utilisation Notice as in the Facility Agreement.

We confirm that no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the proposed Advance. We also confirm that the representations, warranties and undertakings in clauses 16 (except for clauses 16.2(c), (d), (e) and (f)) and 17 of the Facility Agreement have been complied with and the statements in those clauses are correct as at the date of this Utilisation Notice.

Yours faithfully

[Authorised Signatory]

For and on behalf of Saturn Communications Limited

                                   SCHEDULE 5

                               ACCESSION AGREEMENT


THIS ACCESSION AGREEMENT is dated the [ ] day of , 19 and made BETWEEN [ ] (the "Additional Guarantor"), Saturn Communications Limited (the "Borrower"), [ ] (each an "Existing Guarantor"), Toronto Dominion Australia Limited in its capacity as Agent under the Facility Agreement referred to in Recital (A) hereof and on behalf of the Banks parties to and defined as such in such Facility Agreement.

WHEREAS:

(A) By and upon and subject to the terms of a facility agreement (the "Facility Agreement", which term includes any supplements and amendments thereto which may at any time be made in relation thereto and also any Substitution Certificates, Bank Accession Certificates and Accession Agreements) dated [ ] made between the Borrower and Guarantors as therein defined, the several banks parties thereto as Banks and Toronto Dominion Australia Limited, as Agent an amortising term loan facility was made available to the Borrower (as defined in the Facility Agreement).

(B) Each of the entities expressed to be party hereto, whether directly or through signature hereof by the Agent or the Borrower on its behalf, is a party to the Facility Agreement either by having been an original party thereto or pursuant to an Accession Agreement, Bank Accession Certificate or a Substitution Certificate to which it is party or otherwise.

(C) The Additional Guarantor wishes to become party to the Facility Agreement as a Guarantor pursuant to the procedure established in clause 21 of the Facility Agreement by the execution of this Accession Agreement.

(D) It is the intention of the parties that this Accession Agreement shall take effect as a deed.

NOW IT IS HEREBY AGREED as follows:

1.        Definitions

          Terms used herein which are defined in or to which a meaning or construction is assigned by or in the Facility Agreement shall, unless otherwise defined herein, have the same meaning and construction herein as therein.

2.        Agreements, Confirmations and Representations

          (a)  The Additional Guarantor hereby:

              (i) confirms that it has received a copy of the Facility Agreement together with such other documents and information as it has required in connection herewith and therewith;

              (ii)  agrees  to  become,  with  effect  from  the  date  of  this
                    Accession   Agreement,   a  Guarantor   under  the  Facility
                    Agreement, agrees to be bound in that capacity with effect from such date by the terms of the Facility Agreement and undertakes accordingly to perform its obligations as a Guarantor thereunder;

              (iii) confirms the accuracy of the  information  set out under its name at the end of this Accession Agreement;

              (iv) represents and warrants as an Obligor to the Banks and the Agent in the terms of clause 16 (other than paragraphs 16.2(c), (d), (e) and (f)) of the Facility Agreement by reference to the facts and circumstances existing at the date hereof; and

              (v) confirms that it has not relied on the Banks or the Agent to assess or inform it as to the legality, validity, effect or enforceability of the Facility Agreement or any other document referred to therein or the accuracy or completeness of any such information as is referred to in paragraph (i) above or the creditworthiness, affairs, condition or status of any of the parties to the Facility Agreement, or any such other document.

          (b) The Borrower, the Existing Guarantor(s), the Agent and the Banks hereby agree amongst themselves and with the Additional Guarantor that the Additional Guarantor shall become party to the Facility Agreement with effect from the date of this Accession Agreement.

3.        Law

          This Accession Agreement shall be governed by and construed in accordance with the laws applying in New Zealand.


IN WITNESS WHEREOF the parties hereto have caused this Accession Agreement to be duly executed on the date first written above.

SIGNATURES

Additional Guarantor:

[                         ]

Borrower:

SATURN COMMUNICATIONS LIMITED

for itself and as agent for and on behalf of the Existing Guarantors
By:


Agent:

TORONTO DOMINION AUSTRALIA LIMITED for itself and as Agent and on behalf of the Banks.

By:

                                   SCHEDULE 6

                            SUBSTITUTION CERTIFICATE

Substitution Certificate made the             day of

BY                                                   ("Existing Bank");

AND                                                  ("New Bank");

AND Toronto Dominion Australia Limited for itself and as agent for each party under the Facility Agreement ("Agent").

WHEREAS

A. The Existing Bank and the New Bank presently have the Commitments specified in Schedule 1 of this Certificate.

B. The New Bank wishes to [assume [some/all] of the Existing Bank's Commitments and] participate in the outstanding Advances under the Facility Agreement.

C. After the Substitution Date the Existing Bank and the New Bank will have the Commitments specified in the Schedule.

1.        DEFINITIONS AND INTERPRETATION

1.1       Definitions

          In this Certificate:

          "Borrower" means Saturn Communications Limited.

          "Facility Agreement" means the agreement dated [ ] between (amongst others) the Borrower and the Agent together with and as supplemented by all Accession Agreements, Bank Accession Certificates and Substitution Certificates.

          "Substituted  Commitments" means the Commitments  specified as such in
          Schedule 1 of this Certificate.

          "Substituted Obligations" means the obligations and responsibilities identical to the obligations and responsibilities under the Transaction Documents of the Existing Bank in relation to the Substituted Commitments.

          "Substituted Portion" means the amount of each outstanding Advance specified as such in Schedule 2 of this Certificate.

          "Substituted Rights" means rights, remedies and powers identical to the rights, remedies and powers under the Transaction Documents of the Existing Bank in relation to the Substituted Commitments and the Substituted Portion.

          "Substitution Date" means the later of the date on which this Certificate is executed on behalf of the Agent or such later date as the parties hereto may agree in writing.

1.2       Interpretation

          (a) A reference in this Certificate to "identical" obligations and responsibilities or rights, remedies and powers is a reference to the character of those obligations and responsibilities, rights, remedies and powers rather than to the identity of the person obliged to perform them or entitled to them.

          (b) Terms defined or given a special meaning in the Facility Agreement have the same meaning in this Certificate.

1.3       Transaction Documents

          This Certificate is a Transaction Document.

2.        REPRESENTATION

          The Existing Bank represents and warrants to the New Bank that as at the date of this Certificate the Existing Bank's present Commitments under the Facility Agreement are as shown in Schedule 1 and the Existing Bank's participation in outstanding Advances is as shown in
          Schedule 2 of this Certificate.

3.        SUBSTITUTED OBLIGATIONS

3.1       Release from Future Obligations

          The Existing Bank is released from the Substituted Obligations with effect on and from the Substitution Date. The Existing Bank shall, however, remain bound by its obligations and responsibilities under the Transaction Documents which accrue prior to the Substitution Date save as provided in clause 5 below.

3.2       Assumption of Obligations

          The New Bank undertakes to the Existing Bank and the Agent that it shall assume the Substituted Obligations on and from the Substitution Date.

4.        SUBSTITUTED RIGHTS

          The Existing Bank shall no longer be entitled to the Substituted Rights or the Substituted Portion and the New Bank shall become entitled to the Substituted Rights and the Substituted Portion, with effect on and from the Substitution Date.

5.        EFFECT ON TRANSACTION DOCUMENTS

          The Existing Bank, the New Bank and the Agent agree that with effect on and from the Substitution Date:

          (a) the New Bank and each party to each Transaction Document will assume obligations and responsibilities towards each other, and have rights, remedies and powers in relation to each other, determined on the basis that the obligations and responsibilities of the New Bank are the Substituted Obligations and the rights, remedies and powers of the New Bank are the Substituted Rights;

          (b) the Existing Bank will be released from its obligations and responsibilities under each of the Transaction Documents accruing on and after the Substitution Date to the extent of the Substituted Obligations and it will cease to be entitled to exercise any rights, remedies or powers under the Transaction Documents arising on or after the Substitution Date in respect of the Substituted Rights; and

          (c) the New Bank will be deemed a party to each Transaction Document to which the Existing Bank is a party as a Bank with Commitments equal to the Substituted Commitments.

6.        NO EFFECT ON ACCRUED RIGHTS AND OBLIGATIONS

          Save as expressly provided herein this Certificate shall not affect the Existing Bank's rights, remedies and powers arising, and obligations and responsibilities accrued, prior to the Substitution Date.

7.        LIQUEFYING BILLS

          Nothing contained in this Certificate releases, relieves or otherwise affects the obligations and responsibilities and the rights, remedies and powers, of the Existing Bank in respect of Bills drawn under clause 9 of the Facility Agreement. The New Bank will not assume any obligations or responsibilities, or acquire any rights, remedies or powers, in respect of such Bills.

8.        PAYMENTS

8.1       Consideration

          The Existing Bank and the New Bank shall agree separately between themselves the amounts (if any) payable from one to the other in relation to the substitution in respect of principal and accrued interest and fees.

8.2       Agent

          On and from the Substitution Date the Agent will make all payments received by it in respect of the Substituted Commitments, Substituted Obligations, Substituted Rights and Substituted Portion to the New Bank.

9.        INDEPENDENT ASSESSMENT

          Without limiting clause 6 of this Certificate, the New Bank agrees that the provisions of clause 24.13 of the Facility Agreement binds it as if the reference therein to this "Agreement" included this Certificate and (subject to any agreement to the contrary between the Existing Bank and New Bank) the reference therein to the "Agent" included the Existing Bank.

10.       ACKNOWLEDGEMENTS

          The New Bank acknowledges that it has received a complete and current copy of each Transaction Document together with such other documents and information as it has required in connection therewith.

11.       GOVERNING LAW

          This Certificate is governed by the laws applying in New Zealand.


                             Schedule 1: Commitments

                                                                Commitment
           -------------------------------------------------------------------

           Existing Bank's present Commitments                $[           ]

           New Bank's present Commitments                     $[           ]

           Substituted Commitments                            $[           ]

           Existing Bank's Commitments after substitution     $[           ]

           New Bank's Commitments after substitution          $[           ]


                              Schedule 2: Advances

                     Total Outstanding    Existing Bank's       Substituted
                                           Participation          Portion
          --------------------------------------------------------------------

          Advances    $[           ]      $[           ]      $[           ]


SIGNED as an agreement.

[To be signed by Existing Bank, New Bank and Agent]

                                   SCHEDULE 7

                                 NOTICE FROM UAP

                   [LETTERHEAD OF UIH AUSTRALIA/PACIFIC, INC.]



[Date]



Toronto Dominion Australia Limited
Level 36
385 Bourke Street
MELBOURNE  VIC  3000

Attention  [*]

Dear Sir

SATURN COMMUNICATIONS LIMITED

We refer to:

(a) the Indenture dated as of 14 May 1996 between UIH Australia/Pacific, Inc. ("UAP") and Firstar Bank of Minnesota N.A., as supplemented by a Supplemental Indenture dated as of 30 June 1997 (the "Indentures"); and

(b) the terms and conditions of the syndicated senior term debt facility arranged by Toronto Dominion Australia Limited ("TDA") for Saturn Communications Limited ("SCL") dated [ ] (the "Senior Debt Terms").

Having reviewed the Senior Debt Terms and consulted with our lawyers we confirm that the provision of a financing for SCL in accordance with the Senior Debt Terms will not cause a breach either of the Indentures.

We acknowledge that TDA will rely on this letter in providing finance to SCL and confirm that this letter may also be disclosed to and relied on by prospective syndicate banks which participate in the proposed financing for SCL.

Signed on behalf of UAP by [       ] with the authority of the directors of UAP.

                                   SCHEDULE 8

                             COMPLIANCE CERTIFICATE


TO:             Toronto Dominion Australia Limited (in its capacity as Agent)
                ACN 004 958 020
                Level 36
                385 Bourke Street
                MELBOURNE  VIC  3000



FROM:           Saturn Communications Limited



COMPLIANCE CERTIFICATE

Reference is made to the NZ$125,000,000 Syndicated Senior Secured Debt Facility Agreement dated [ ] between (amongst others) Saturn Communications Limited ("Company") and Toronto Dominion Australia Limited in its capacity as Agent ("Facility Agreement") and all Accession Agreements, Bank Accession Certificates and Substitution Certificates entered into in respect of the Facility Agreement.

Words defined in the Facility Agreement have the same meaning in this Certificate.

This Certificate is given by the Company on behalf of all Obligors.

1.           RATIOS

1.1          Total Debt/Homes Serviceable Ratio

             The ratio of Total Debt to Homes Serviceable for the Group for the period from [ ] to [ ] was [ ].

1.2          Total Subscribers

             The number of Subscribers as at [           ] was [            ].

1.3          Equivalent Billing Units

             The Equivalent Billing Units for the Group for the period from [ ] to [ ] was [ ].

1.4          EBITDA

             EBITDA for the Group for the period from [       ] to [       ] was
             [         ].]

1.5          Revenue

             The Revenue of the Group for the period from [       ] to [       ]
             was [        ].

1.6          Total Debt/Annualised EBITDA

            The ratio of Total  Debt to  Annualised  EBITDA for the  Group  for
             the period from [     ] to [     ] was [     ].

1.7          EBITDA/Interest Expense

             The  ratio of  EBITDA  to  Interest  Expense  for the Group for the
             period from [    ] to [    ] was [    ].



2.           REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

             The  representations,  warranties  and  undertakings  in clauses 16
             (except for clauses 16.2(c), (d), (e) and (f)) and 17 of the Facility Agreement have been complied with and the statements in those clauses are correct as at the date of this Certificate [except as set out below:].


We, [              ], being  [directors/director  and Chief Financial Officer of the Company] Certify that the contents of this Certificate are true and correct as at the date of this Certificate.



 ........................................   .....................................
Name of Director                           [Name of Director/Chief Financial
                                           Officer]


Date: ..................................

                                   SCHEDULE 9

                         FORM OF DIRECTOR'S CERTIFICATE

[Date]


Toronto Dominion Australia Limited
Level 36
385 Bourke Street
MELBOURNE  VIC  3000

Attention:   Legal Counsel


I, [name of director], a director of [Saturn Communications Limited/Kiwi Cable Company Limited] (the "Company") certify as follows:

1.           Board resolutions

1.1 The board of directors of the Company (the "Board") has passed resolutions:

             (a) approving the transactions (the "Transaction") contemplated by the documents listed in the schedule below (the "Documents"), and the Documents themselves; and

             (b)         authorising  execution of the  Documents by the Company
                         in  the  manner  in  which  they  have   actually  been
                         executed.

1.2 The resolutions were duly passed in writing signed by all of the directors of the Company entitled to receive notice of a meeting of the Board.

             OR

             The resolutions were duly passed at a meeting of the Board:

             (a)         which was properly convened; and

             (b) in respect of which all quorum requirements were duly observed.

1.3          The resolutions remain in full force and effect.

2.           Directors' self-interested transactions

             To the best of my knowledge and belief after making due enquiry of all other of the Company's directors (as defined in section 126 of the Companies Act 1993 (the "Act")), none of the directors of the Company has an interest (as that term is defined in section 139 of the Act) in the Transactions.

             OR

             After making due enquiry, it has been determined that one or more of the Company's directors (as defined in section 126 of the Companies Act 1993 (the "Act")) is, or may be, interested (as that term is defined in section 139 of the Act) in the Transactions. In approving the Documents and the Transactions, the Board, after taking into account all relevant factors, considers that the Company is receiving or will receive fair value under them.

             OR

             All of the Company's entitled persons have agreed in writing (pursuant to section 107(3) of the Act) to the Company's entry into and performance of the Documents and the Transactions (so that nothing in sections 140 and 141 of the Act shall apply to the Transactions). A true and complete copy of the relevant agreement is attached.

3.           Corporate benefit

             In approving the Documents and the Transactions, the Board, after taking into account all relevant factors, has resolved that the Company's entry into and performance of the Documents and the Transactions is in the best interests of the Company.

             OR

             In approving the Documents and the Transactions the Board has:

             (a) (after taking into account all relevant factors and pursuant to an express provision in the Company's constitution), resolved that the Company's entry into and performance of the Documents and the Transactions is in the best interests of the Company's holding company[; and

             (b) (in any case where the Company is not a wholly owned subsidiary of the Company's holding company) obtained prior agreement to the Company's entry into and performance of the Documents and the Transactions from the Company's shareholders (other than the Company's holding company)].

4.           Shareholder action

             It  has  been  determined  that  the   Transactions  are  a  "major
             transaction" for the purposes of section 129 of the Act. Accordingly all of the shareholders of the Company have by special resolution (a true and complete copy of which is attached):

             (a)         approved the Documents and Transactions; and

             (b)         confirmed, approved and ratified the resolutions of the
                          Board referred to above.

5.           Due execution

             Each of the Documents has been properly executed by the Company.

6.           Solvency

6.1 I am not aware of any liquidation proceedings which have been commenced or are intended to be commenced by any person against the Company, or which are intended or anticipated by the Company.

6.2 Having taken into account all relevant factors (including, in the case of a guarantee, all rights of contribution and subrogation to which the Company would be entitled if called upon to perform its obligations and the solvency of the guaranteed parties), the Board is satisfied that the value of the consideration or benefit received (or to be received) by the Company is not less than the value of the consideration provided (or to be provided) by the Company.

          OR

          The Company:

          (a)  is able to pay its due debts;

          (b) is not engaged or about to engage in business for which its financial resources are unreasonably small;

          (c) will be able to perform its obligations under the Documents and the Transactions when required to do so; and

          (d) will not become unable to pay its due debts as a result of the Documents and the Transactions.

7.        Financial assistance

          The Transactions do not include or involve any provision by the Company (directly or indirectly) of financial assistance in connection with the purchase of a share issued or to be issued by the Company or its holding company.

8.        Constitution

          The copy of the constitution of the Company held on its records as maintained at the office of Registrar of Companies at Wellington as at 27 August 1998 is complete and includes all alterations to date other than those attached to this certificate.


Schedule of Documents

1.        Syndicated Senior Debt Facility Agreement

2.        Deed of Charge

3.        Freehold Mortgage*

4.        Shareholder Contribution Deed*

5.           Tripartite Deed*




Signed by    ..........................................
             Director

Date:        ..........................................



*  Not relevant for Kiwi Cable Company Limited

                                   SCHEDULE 10

                           BANK ACCESSION CERTIFICATE


THIS BANK ACCESSION CERTIFICATE is dated the [ ] day of , 19 and made BETWEEN [ ] (the "Acceding Bank"), Saturn Communications Limited (the "Borrower"), [ ] (each a "Guarantor"), Toronto Dominion Australia Limited in its capacity as Agent under the Facility Agreement referred to in Recital A hereof and on behalf of the Banks parties to and defined as such in such Facility Agreement.

WHEREAS:

A. By and upon and subject to the terms of a facility agreement (the "Facility Agreement", which term includes any supplements and amendments thereto which may at any time be made in relation there-to and also any Substitution Certificates, Bank Accession Certifi-
             cates and Accession  Agreements) dated [         ] made between the
             Borrower and Guarantors as therein defined, the several banks parties thereto as Banks and Toronto Dominion Australia Limited, as Agent an amortising term loan facility was made available to the Borrower (as defined in the Facility Agreement).

B Each of the entities expressed to be party hereto, whether directly or through signature hereof by the Agent or the Borrower on its behalf, is a party to the Facility Agreement either by having been an original party thereto or pursuant to an Accession Agreement, Bank Accession Certificate or a Substitution Certificate to which it is party or otherwise.

C The Acceding Bank wishes to become party to the Facility Agreement as a Bank pursuant to the procedure established in clause 29.5 of the Facility Agreement by the execution of this Certificate.

1.           DEFINITIONS AND INTERPRETATION

1.1          Definitions

             "Accession Date" means the later of:

             (a) the date on which this Certificate is executed on behalf of the Agent and on behalf of the Borrower and each Guarantor; and

             (b) such later date as the parties hereto may agree in writing.

             "Existing Bank" means each Bank existing immediately prior to the proposed accession, together the "Existing Banks".

             "New Commitments" means [   ].

             "New Obligations" means the obligations and responsibilities of the Acceding Bank in relation on the New Commitments which shall be identical to the obligations and responsibilities under the Transaction Documents of the Existing Banks in relation to their respective Commitments.

1.2          Interpretation

             Terms defined or given a special meaning in the Facility Agreement have the same meaning in this Certificate.

2.           ACKNOWLEDGEMENT AND AGREEMENT

             The Acceding Bank hereby:

             (a) confirms that it has received a copy of the Facility Agreement together with such other documents and information as it has required in connection herewith and therewith; and

             (b) agrees to become, with effect from the date of this Certificate, a Bank under the Facility Agreement, agrees to be bound in that capacity with effect from such date by the terms of the Facility Agreement and undertakes accordingly to perform its obligations as a Bank thereunder;

3.           NEW COMMITMENT

             The Acceding Bank undertakes to the Existing Banks, the Agent and the Borrower that it shall assume the New Obligations on and from the Accession Date.

4.           EFFECT ON TRANSACTION DOCUMENTS

             The parties agree that with effect on and from the Accession Date:

             (a) the Acceding Bank and each party to each Transaction Document will assume obligations and responsiblities towards each other, and have rights, remedies and power in relation to each other, determined on the basis that the obligations and responsibilities of the Acceding Bank are the New Obligations;

             (b) the Acceding Bank will be deemed a party to each Transaction Document to which the Existing Banks are a party as a Bank with Commitments equal to the New Commitments; and

             (c) the Total Commitments will be increased by the amount of the New Commitments.

5.           NO EFFECT ON ACCRUED RIGHTS AND OBLIGATIONS

             Save as expressly provided herein, this Certificate shall not affect the Existing Banks' rights, remedies and powers arising, and obligations and responsiblities accrued under any Transaction Document.

6.           INDEPENDENT ASSESSMENT

             Without limiting clause 5 of this Certificate, the Acceding Bank agrees that the provisions of clause 24.13 of the Facility Agreement binds it as if the reference therein to this "Agreement" included this Certificate and (subject to any agreement to the contrary between the Existing Banks and Acceding Bank) the reference therein to the "Agent" included the Existing Banks.

7.           ACKNOWLEDGEMENTS

             The Acceding Bank acknowledges that it has received a complete and current copy of each Transaction Document together with such other documents and information as it has required in connection therewith.

8.           GOVERNING LAW

             This Certificate is governed by the laws applying in New Zealand.


IN  WITNESS   WHEREOF  the  parties  hereto  have  caused  this  Bank  Accession
Certificate to be duly executed on the date first written above.

SIGNATURES

Acceding Bank:

[                         ]

Borrower:

SATURN COMMUNICATIONS LIMITED

for itself and as agent for and on behalf of the Guarantors
By:


Agent:

TORONTO DOMINION AUSTRALIA LIMITED for itself and as Agent and on behalf of the Banks.

By:

SIGNED as an agreement.


SIGNED  for and on behalf  of SATURN  COMMUNICATIONS    )
LIMITED, by Robert James Birrell in the presence of:    )
                                                        )      R. J. Birrell (sgd)
                                                               -------------------------------------------
Mark Rigotti (sgd)                                             (Signature)
----------------------------------------------------
(Signature of Witness)

Mark Rigotti
----------------------------------------------------
(Name of Witness in Full)

SIGNED  for  and on  behalf  of KIWI  CABLE  COMPANY    )
LIMITED, by Robert James Birrell in the presence of:    )
                                                        )      R. J. Birrell (sgd)
                                                               ------------------------------------------
                                                               (Signature)
Mark Rigotti (sgd)
----------------------------------------------------
(Signature of Witness)

Mark Rigotti
----------------------------------------------------
(Name of Witness in Full)

SIGNED for and on behalf of TORONTO DOMINION )
AUSTRALIA  LIMITED,  ACN 004 858 020 by  Patrick  St    )      P. St John (sgd)
John in the presence of:                                )      ------------------------------------------
                                                        )      (Signature)

L. Leslie (sgd)
----------------------------------------------------
(Signature of Witness)

Leo Leslie
----------------------------------------------------
(Name of Witness in Full)





SIGNED for and on behalf of PARIBAS by                  )
Patrick St John in the presence of:                     )      P. St John (sgd)
                                                               ------------------------------------------
                                                               (Signature)

L. Leslie (sgd)
----------------------------------------------------
(Signature of Witness)

Leo Leslie
----------------------------------------------------
(Name of Witness in Full)

               CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY


I, Robert James Birrell, Finance Director, of 259 George St., Sydney, certify that:

1. by deed dated 22 October 1998 Kiwi Cable Company Limited, NZ Co. No. WN/647464, a company incorporated in New Zealand, (the "grantor"), appointed me its attorney on the terms and subject to the conditions set out in the said deed;

2. at the date of this certificate I have not received any notice or information of the revocation of that appointment by the commencement of the liquidation of the grantor, the removal of the grantor from the register or otherwise; and

3. I have executed the attached document on behalf of the grantor in my capacity as its attorney under the powers conferred by the said deed.


SIGNED at Sydney this fifth day of November, 1998.



/S/ Robert James Birrell
---------------------------------
Attorney

               CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY


I, Robert James Birrell, Finance Director, of 259 George St., Sydney, certify that:

1. by deed dated 5 November 1998 Saturn Communications Limited, NZ Co. No. WN/435672, a company incorporated in New Zealand, (the "grantor"), appointed me its attorney on the terms and subject to the conditions set out in the said deed;

2. at the date of this certificate I have not received any notice or information of the revocation of that appointment by the commencement of the liquidation of the grantor, the removal of the grantor from the register or otherwise; and

3. I have executed the attached document on behalf of the grantor in my capacity as its attorney under the powers conferred by the said deed.


SIGNED at Sydney this fifth day of November, 1998.



/S/ Robert James Birrell
---------------------------------
Attorney

               CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY


I, Patrick S. John, Solicitor, of No. 1 O'Connell St., Sydney, certify that:

1. by deed dated 28 October 1998, Toronto Dominion Australia Limited (ACN 004 858 020), a company incorporated in Victoria, Australia (the "grantor"), appointed me its attorney on the terms and subject to the conditions set out in the said deed;

2. at the date of this certificate I have not received any notice or information of the revocation of that appointment by the commencement of the liquidation of the grantor, the removal of the grantor from the register or otherwise; and

3. I have executed the attached document on behalf of the grantor in my capacity as its attorney under the powers conferred by the said deed.


SIGNED at Sydney this fifth day of November, 1998.



/S/ Patrick St. John
---------------------------------
Attorney

               CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY


I, Patrick S. John, Solicitor, of No. 1 O'Connell St., Sydney, certify that:

1. by deed dated 3 November 1998, Paribas, a company incorporated in France,(the "grantor"), appointed me its attorney on the terms and subject to the conditions set out in the said deed;

2. at the date of this certificate I have not received any notice or information of the revocation of that appointment by the commencement of the liquidation of the grantor, the removal of the grantor from the register or otherwise; and

3. I have executed the attached document on behalf of the grantor in my capacity as its attorney under the powers conferred by the said deed.


SIGNED at Sydney this fifth day of November, 1998.



/S/ Patrick St. John
---------------------------------
Attorney